Exhibit 4.1

PERNIX Ireland Pain Limited,

as Issuer,

the GUARANTORS party hereto

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of July 21, 2017

4.25%/5.25% Exchangeable Senior Notes due 2022

TABLE OF CONTENTS

i

SCHEDULES

Schedule I	Generic Assets	I-1
Schedule II	Permitted Debt	II-1

EXHIBITS

Exhibit A	Form of Note	A-1

Exhibit B	Form of Supplemental Indenture	B-1

v

INDENTURE dated as of July 21, 2017 among PERNIX Ireland Pain Limited, a private company limited by shares incorporated under the laws of the Republic of Ireland, as issuer (the “Issuer,” as more fully set forth in Section 1.01), PERNIX THERAPEUTICS HOLDINGS, INC., a Maryland corporation, as parent and parent guarantor (“Holdings,” as more fully set forth in Section 1.01), the Initial Subsidiary Guarantors (as defined below, and, together with Holdings, the “Guarantors,” as more fully set forth in Section 1.01) and Wilmington Trust, National Association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of its 4.25%/5.25% Exchangeable Senior Notes due 2022 (the “Notes”), initially in an aggregate principal amount not to exceed $36,242,500 and, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, Holdings as parent has duly authorized the execution and delivery of this Indenture as issuer of the Common Stock in accordance with the terms of this Indenture, and all actions and things necessary to make this Indenture a valid agreement of Holdings, in accordance with its terms, have been done;

WHEREAS, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes, and all actions and things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all actions and things necessary to make the Note Guarantees (as defined herein), when the Notes are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid, binding and legal obligations of such Guarantor as hereinafter provided;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01.      Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“ABL Collateral” means all or any of the following assets of any Credit Party or any Subsidiary of any Credit Party securing the ABL Facility: (a) cash and cash equivalents, (b) Accounts, (c) Inventory, (d) deposit accounts and securities accounts holding no assets other than cash, cash equivalents and security entitlements, (e) permits relating to the possession, marketing, sale or delivery for sale of any Inventory and (f) accessions and proceeds of the foregoing. For purposes of the definition of ABL Collateral, “Account” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any Account, any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any Health-Care-Insurance Receivables, any Payment Intangibles and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, General Intangibles, rights, remedies, Supporting Obligations, Letter-of-Credit Rights and security interests in respect of the foregoing, all rights of enforcement and collection, and all books and records evidencing or related to the foregoing, (d) all information and data compiled or derived by any Credit Party or any of its Subsidiaries or to which any Credit Party or any of its Subsidiaries is entitled in respect of or related to the foregoing; provided that if the Treximet Indenture is still outstanding, this clause (d) shall apply only to Credit Parties that are “Credit Parties” under and as defined in the Treximet Indenture, and (e) all Proceeds of any of the foregoing. All capitalized terms used in this definition and not defined elsewhere herein, including the term “Account”, have the meanings assigned to them in the UCC.

“ABL Facility” means the asset based revolving credit facility pursuant to the ABL Facility Agreement.

“ABL Facility Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among Cantor Fitzgerald Securities, as administrative agent, the lenders party thereto and Pernix Therapeutics Holdings, Inc., Pernix Therapeutics, LLC, Pernix Sleep, Inc., Cypress Pharmaceuticals, Inc., Hawthorn Pharmaceuticals, Inc., Gaine, Inc., Respicopea, Inc., Macoven Pharmaceuticals, L.L.C., as borrowers thereunder, and the Issuer, Pernix Ireland Limited, Pernix Holdco 1, Pernix Holdco 2 and Pernix Holdco 3, each as a guarantor thereunder, as amended, modified, supplemented , renewed, replaced or refinanced from time to time in accordance with this Indenture.

“Account” means an account (as that term is defined in Article 9 of the UCC).

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Acquisition Subsidiary” means any direct Subsidiary of the Issuer that is (i) formed to consummate a Permitted Acquisition and (ii) is a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or a corporation or an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of Bermuda, Denmark, the Netherlands, Belgium, Sweden, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom.

“Additional Amounts” shall have the meaning specified in Section 4.10(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Note” means any Note issued by the Issuer to any Holder that, at the time of the acquisition by such Holder of such Notes, is an Affiliate of the Issuer. For the avoidance of doubt, the Global Note with the following CUSIP number: 71426X AA2 shall not be an Affiliate Note.

“Aggregated Person” shall have the meaning specified in Section 14.13.

“All Cash Method” shall have the meaning specified in Section 2.03(e).

“Anti-Terrorism Laws” means any laws of the United States relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Asset Sale” means any sale, lease, conveyance, abandonment, license, transfer, assignment or other disposition of any property or assets (whether in one transaction or a series of related transactions) by any Credit Party or any Subsidiary of any Credit Party; provided, that the sale, lease, conveyance, abandonment, license, transfer, assignment or other disposition of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole will be governed by Article 11, Article 15 and Article 16 and not by the provisions of Section 4.16.

Notwithstanding the preceding, none of the following will be deemed to be an Asset Sale for purposes of Section 4.16:

(1)       sales, abandonment, or other dispositions of equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the Ordinary Course of Business and leases or subleases of real estate not useful in the conduct of the business of the Credit Parties;

(2)       sales of Inventory and products to buyers (including, without limitation, sales of Inventory to Affiliates to the extent permitted pursuant to Section 4.15) in the Ordinary Course of Business;

(3)       the disposition of Cash Equivalents in the Ordinary Course of Business in a manner that is not prohibited by the terms of this Indenture;

(4)       the granting of Permitted Liens in accordance with Section 4.12;

(5)       the sale or discount, in each case without recourse, of accounts receivable arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof;

(6)       any involuntary loss, damage or destruction of property of Holdings or any Subsidiary;

(7)       any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(8)       the leasing or subleasing of any real or personal property of Holdings or any of its Subsidiaries in the Ordinary Course of Business;

(9)       the sale or issuance of Equity Interests of Holdings;

(10)       (i) the lapse or abandonment of patents, trademarks, copyrights, or other Intellectual Property rights, in each case, that are not material and in the Ordinary Course of Business and that are, in the reasonable judgment of the Issuer or Holdings, no longer economically practicable or commercially reasonable to maintain or useful in any material respect in the conduct of the business of Holdings and its Subsidiaries, taken as a whole so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights and (B) such lapse or abandonment is not materially adverse to the interests of the Holders;

(11)       the making of Permitted Distributions and Permitted Investments;

(12)       transfers of cash, Cash Equivalents or other assets (i) from a Credit Party to another Credit Party or (ii) from a Subsidiary of Holdings that is not a Credit Party to a Credit Party;

(13)       the sale of 118 acres of undeveloped land in Charleston County, South Carolina acquired in the merger with Golf Trust America, Inc. in March 2010; and

(14)       any other disposition (other than a Non-Exclusive License) in a transaction or series of related transactions of assets with a fair market value of less than $150,000.

“Asset Sale Repayment Triggering Event” shall have the meaning specified in Section 4.16(b).

“Bank Product Obligations” means obligations and liabilities in respect of agreements that provide for a bank or other financial institution to provide a Credit Party or any Subsidiary of any Credit Party with cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224 or (b) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Laws.

“Board of Directors” means the board of directors of the Issuer or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in New York State or Dublin, Ireland or the place of payment are authorized or required by law to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Capitalization Amount” means, for any Interest Accrual Date, an amount per Note equal to the interest (including Additional Interest, if any) accrued on the Capitalized Principal Amount as of the immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, the interest on the Initial Principal Amount), calculated at the rate of 2.25% per annum and including Additional Interest, if any, to the extent not paid in cash, for the period from, and including, such immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date) to, but excluding, such Interest Accrual Date. For the avoidance of doubt, each Holder shall be entitled to receive payments of the Capitalization Amount pursuant to Article 2 hereof in respect of any Note (whether such Note is a Physical Note or a Global Note).

“Capitalized Principal Amount” means, for any date, an amount per Note equal to the Initial Principal Amount of such Note, as previously increased on each past Interest Payment Date by the Capitalization Amount, if any, in respect of such Interest Payment Date.

“Cash/Capitalization Method” shall have the meaning specified in Section 2.03(e).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the United States Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor statute thereto.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of Holdings, par value $0.01 per share, at the date of this Indenture, subject to Section 14.07.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (d) for any obligations of another Person pursuant to any guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Core Assets” means the Silenor Assets and the Generics Assets.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Pernix Ireland Pain Limited, Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Parties” means the Issuer and the Guarantors.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity appointed by the Issuer as custodian for the Depositary under this Indenture.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (a) the Exchange Amount on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a)       cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such Trading Day; and

(b)       if the Daily Exchange Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock (the “Daily Share Amount” for such Trading Day) equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Share Amount” shall have the meaning specified in clause (b) of the definition of “Daily Settlement Amount.”

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PTX <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, due more than 180 days after such property is acquired or such services are contemplated, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person other than equity securities (1) held by current or former employees, consultants or directors of any Credit Party or any Subsidiary of any Credit Party and issued pursuant to an employee benefit plan of any Credit Party or any Subsidiary of any Credit Party and (2) of a Subsidiary of any Credit Party held by any other Credit Party, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) solely for purposes of calculating the Total Leverage Ratio, “earnouts” and similar payment obligations (but only at such time and to the extent such obligation is required to be included as a liability on the balance sheet of such Person in accordance with GAAP of such Person arising out of purchase and sale contracts), (i) all Debt of others guaranteed by such Person and (j) off-balance sheet liabilities and/or Pension Plan or Multiemployer Plan liabilities of such Person. Without duplication of any of the foregoing, Debt of Credit Parties shall include any and all obligations under this Indenture. For the avoidance of doubt, Debt of any Credit Party and the Subsidiaries of any Credit Party (including any entity acquired in a Permitted Acquisition) under this Indenture that also constitutes a Contingent Obligation under this Indenture shall be treated solely as Debt under this Indenture.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, the Redemption Price, principal and interest) that are payable but are not paid by the dates provided for in Section 6.01(a) or (b) (after taking account of any grace periods set forth therein).

“Delayed Draw Term Loan Agreement” means that certain credit agreement entered into on the date hereof by the Issuer, as borrower, Cantor Fitzgerald Securities, as agent and the lenders party thereto as amended, modified, supplemented, renewed, replaced, or refinanced from time to time in accordance with this Indenture.

“Delayed Draw Term Loan Facility” means the delayed draw term loan facility created pursuant to the Delayed Draw Term Loan Agreement.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disposition Threshold” means the Net Cash Proceeds received from one or more Asset Sales or Non-Exclusive Licenses in an aggregate amount of up to $1,500,000. For the avoidance of doubt, such amount shall be cumulative, shall not reset and shall apply to any Asset Sale or Non-Exclusive License.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“EBITDA” means, for the applicable Test Period,

(a)        consolidated net earnings (or loss) of Holdings,

minus

(b)       without duplication, the sum of the following amounts of Holdings for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)       any extraordinary, unusual, or non-recurring gains,

(ii)       interest income,

(iii)       exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, and

(iv)       income arising by reason of the application of ASC 805,

plus

(c)       without duplication, the sum of the following amounts of Holdings for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)       any extraordinary, unusual, or non-recurring losses,

(ii)       the aggregate interest expense determined on a consolidated basis in accordance with GAAP,

(iii)       tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority),

(iv)       depreciation and amortization for such period,

(v)       with respect to any Permitted Acquisition after the Issue Date, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by Holdings or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within 180 days of the consummation of such Permitted Acquisition,

(vi)       with respect to any Permitted Acquisitions after the Issue Date: (1) purchase accounting adjustments, including a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (2) non-cash adjustments in accordance with GAAP purchase accounting rules under FAS 141 and EITF Issue No. 01-3, in the event that such an adjustment is required by Holdings’ independent auditors, in each case, as determined in accordance with GAAP,

(vii)       fees, costs, charges and expenses, in respect of earn-outs incurred in connection with any Permitted Acquisition to the extent permitted to be incurred under the Agreement that are required by the application of ASC 805 to be and are expensed by Holdings and its Subsidiaries,

(viii)       non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),

(ix)       one-time restructuring charges incurred in the Ordinary Course of Business, reserves or expenses, deducted in the determination of net earnings for such period,

(x)       non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,

(xi)       non-cash gains or losses on the fair value of Swap Contracts,

(xii)       non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets,

(xiii)       non-recurring product launch costs, litigation costs outside of the Ordinary Course of Business and transaction costs related to the Transactions deducted in the determination of net earnings for such period,

(xiv)       all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt of Holdings and its Subsidiaries deducted in the determination of net earnings for such period,

(xvi)       losses (or minus gains) from Asset Sales included in the determination of net income for such Test Period (excluding sales, expenses or losses related to current assets), and

(xvii)       non-recurring expenses incurred in connection with Permitted Acquisitions and Asset Sales deducted in the determination of net income for such period,

in each case, determined on a consolidated basis in accordance with GAAP.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Excess Proceeds” shall have the meaning specified in 4.16(b).

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the exchange agreement entered into on July 20, 2017 among the Issuer, the Guarantors and the Initial Holders governing the exchange of the Existing Convertible Notes for the Notes issued hereunder.

“Exchange Amount” means, for any date, with respect to each $1,000 Initial Principal Amount of Notes, (i) the Capitalized Principal Amount of such Note as of such date, divided by (ii) the Exchange Price as of such date.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Notes” means the $36,242,500 aggregate Initial Principal Amount of Global Notes issued on the Issue Date pursuant to the Exchange Agreement.

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” shall have the meaning specified in Section 14.01(a)

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Holdings or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Existing Convertible Notes” means the 4.25% Convertible Notes due 2021 issued by Holdings under the Existing Notes Indenture.

“Existing Notes Indenture” means the indenture, dated as of April 22, 2015 between Holdings and Wilmington Trust, National Association, as trustee (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) governing the Existing Convertible Notes, as amended, modified or supplemented from time to time.

“fair market value” means, at the time of any given transaction, with respect to any asset or property, the price (after taking into account any liabilities related to such asset or property) that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” shall have the meaning specified in Section 4.10(a)(i)(F).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A. “Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)       other than as described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than a Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Holdings’ Common Equity representing more than 50% of the voting power of Holdings’ Common Equity;

(b)       the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination, a change in par value and any recapitalization, reclassification or change of the Common Stock pursuant to a transaction described in clause (B) below) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger involving Holdings pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; provided, however, that a transaction described in clause (B) in which the holders of all classes of Holdings’ Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)       the stockholders of either Holdings or the Issuer approve any plan or proposal for the liquidation or dissolution of Holdings or the Issuer, as applicable; or

(d)       the Common Stock (or other common stock, American Depositary Shares, ordinary shares or other Common Equity interests underlying the Notes) ceases to be listed or quoted on any Permitted Exchange;

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, American Depositary Shares, ordinary shares or other common equity interests that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to Section 14.02).

If a Fundamental Change occurs in which the Common Stock is converted into, or exchanged for, Reference Property consisting of Common Equity of another entity, following the effective date of such Fundamental Change, references to Holdings in the definition of “Fundamental Change” above shall instead be references to such other entity.

“Fundamental Change Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination. All ratios and calculations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the date hereof.

“Generics Assets” means the products listed on Schedule I hereto.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, that the term “Guarantee” does not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall have the meaning set forth in the preamble.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Holdings” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Holders” means 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P., and any other investment fund or other investment vehicle managed by the entity that manages 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P.

“Initial Notes” means the $36,242,500 Initial Principal Amount of 4.25%/5.25% Exchangeable Senior Notes due 2022 of the Issuer issued under this Indenture on the Issue Date.

“Initial Principal Amount” of any Note means for purposes of this Indenture (other than Articles 14 and 15) the principal amount of such Note on the date of initial issuance thereof and any Notes issued in exchange therefor pursuant to Section 2.05 or Section 2.06 hereof. For purposes of Articles 14 and 15 of this indenture, “Initial Principal Amount” shall mean the Capitalized Principal Amount.

“Initial Subsidiary Guarantors” means Pernix Therapeutics, LLC, Pernix Sleep, Inc., Pernix Manufacturing, LLC, Cypress Pharmaceuticals, Inc., Hawthorn Pharmaceuticals, Inc., Gaine, Inc., Respicopea, Inc., Macoven Pharmaceuticals, L.L.C., Pernix Ireland Limited, Pernix Holdco 1, LLC, Pernix Holdco 2, LLC, and Pernix Holdco 3, LLC.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Interest Accrual Date” means each Interest Payment Date with respect to which the Issuer elects to pay a portion of the interest otherwise due on the Notes on such Interest Payment Date by capitializing the principal amount of the Notes in accordance with Section 2.03(e) hereof

“Interest Payment Date” means each January 15 and July 15 of each year, beginning on January 15, 2018.

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Investment” means, as to any Person, any investment in any other Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise), making, holding or purchasing Debt, Equity Interests or other securities, capital contributions, loans, time deposits, advances, guarantees or otherwise and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Issue Date” means July 21, 2017.

“Issuer” means Pernix Ireland Pain Limited, a private company limited by shares incorporated under the laws of the Republic of Ireland, which is expected to be converted after the Issue Date to a designated activity company incorporated under the laws of the Republic of Ireland and in connection therewith, expected to be renamed as Pernix Ireland Pain DAC.

“Issuer Order” means a written order of the Issuer, signed by one of its Officers and delivered to the Trustee

“Last Reported Sale Price” of the Common Stock or any other security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange. If the Common Stock or such other security is not listed for trading on a Relevant Stock Exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices per share for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock or such other security on the relevant date received from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours. None of the Trustee, Paying Agent or Exchange Agent shall be responsible for monitoring the Last Reported Sale Price.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this Indenture, any Credit Party or any Subsidiary of any Credit Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Premium” means, with respect to any acceleration following an Event of Default, an amount equal to the present value of the interest that would accrue on such Notes (assuming the All Cash Method) from, and including, such date of acceleration until the Maturity Date, with such present value computed using a discount rate equal to the sum of (i) the yield to maturity of United States Treasury securities with remaining maturity equal to that of the Notes (as determined in a commercially reasonable manner by the Issuer) on such date of acceleration and (ii) 50 basis points; provided, however, that the Make-Whole Premium shall not include any interest that the Holder is otherwise entitled to receive on the next Interest Payment Date due to being the holder of record on the Regular Record Date for such Interest Payment Date, to the extent All Cash Method has been elected and payment therefor has been made or set aside with respect to such Interest Payment Date. For the avoidance of doubt, the Trustee shall have no duty or obligation to calculate or verify the calculation of the Make-Whole Premium.

“Material Adverse Change” means any event, circumstance or change that would reasonably be expected to result, individually or in the aggregate, in a material adverse effect on (a) the enforceability of and ability of the Credit Parties to perform their obligations under this Indenture, (b) the business, property, results of operations, or financial condition of the Credit Parties, taken as a whole, or (c) the rights or remedies of the Holders and the Trustee under this Indenture.

“Material Contract” means, (a) each contract or agreement related to the Core Assets or Zohydro Assets to which any Credit Party is a party involving aggregate consideration payable to or by such Credit Party of $750,000 or more (other than purchase orders in the ordinary course of the business of such Credit Party and other than contracts that by their terms may be terminated by such Credit Party in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), (b) all Patent Licenses (other than immaterial Patent Licenses), (c) any settlement agreement to which any Credit Party is a party involving an amount in excess of $750,000, (d) any agreement with respect to rebates in excess of $750,000 provided for any Inventory (as that term is defined in the New York Uniform Commercial Code,), and (e) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” means July 15, 2022.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which Holdings or any Subsidiary or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Net Cash Proceeds” means, with respect to any Asset Sale or Non-Exclusive License, the proceeds of such Asset Sale or Non-Exclusive License, as applicable, in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)        brokerage commissions and other fees and expenses directly related to such Asset Sale or Non-Exclusive License, as applicable, including reasonable and customary fees and expenses of counsel, accountants and investment bankers;

(2)        provisions for taxes as a result of such Asset Sale or Non-Exclusive License, as applicable, without regard to the consolidated results of operations of Holdings and its Subsidiaries;

(3)        payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or Non-Exclusive License, as applicable, or to repay Debt outstanding at the time of such Asset Sale or Non-Exclusive License, as applicable, that is secured by a Lien on the property or assets sold; and

(4)        appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale or Non-Exclusive License, as applicable, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale or Non-Exclusive License, as applicable, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Exclusive License” means the licensing on a non-exclusive basis (including co-promotion arrangements) of patents, trademarks, copyrights, and other Intellectual Property rights in the Ordinary Course of Business that does not materially and adversely affect the business or condition (financial or otherwise) of Holdings and any of its Subsidiaries, taken as a whole.

“NEL Ratio” shall have the meaning specified in Section 4.16(b).

“NEL Repayment Triggering Event” shall have the meaning specified in Section 4.16(b).

“NEL Repayment Triggering Amount” shall have the meaning specified in Section 4.16(b).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee” means the irrevocable and unconditional guarantee, on an unsecured basis, of the full and punctual payment (whether at the Maturity Date, upon redemption, purchase pursuant to a Provisional Redemption or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note by each Guarantor pursuant to this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for exchange means: (i) if the relevant Exchange Date occurs prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately succeeding such Exchange Date; and (ii) if the relevant Exchange Date occurs on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Issuer, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) or any director.

“Officers’ Certificate” means, with respect to the Issuer, a certificate signed by any two directors of the Issuer, and, with respect to Holdings a certificate signed by (i) the Chief Executive Officer, Chief Financial Officer or President of Holdings and (ii) any Officer of the Holdings. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by a nationally recognized firm of outside legal counsel, reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture (including any Notes held by one or more Initial Holders), except:

(a)       Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)       Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent);

(c)       Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)       Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e)       Notes repurchased by the Issuer pursuant to the penultimate sentence of Section 2.10.

“Parent Guarantee” means the Note Guarantee issued by Holdings.

“Patent License” means any license or distribution agreement pursuant to which a Credit Party is granted rights with respect to patents or patent applications for use in connection with the use, sale, manufacture, import, export and/or distribution of any Products.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Pension Plan” means any ERISA plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permitted Acquisition” means the acquisition by any Acquisition Subsidiary of all (but not less than all) of the equity of any Person (the “Target”) or any assets of a Person, (a) with the prior written approval of the Required Holders or (b) subject to the satisfaction of each of the following conditions: (1) such Permitted Acquisition shall be consensual, and, with respect to any acquisition of all of the equity of the Target, shall have been approved by the Target’s board of directors (or comparable governing board) and shall be consummated in accordance with the terms of the agreements and documents related thereto, and in compliance with all applicable laws; (2) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens); (3) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing; (4) the business and assets acquired in such Permitted Acquisition shall be of the type engaged in or owned by the Credit Parties as of the date of this Indenture and any business or assets reasonably related thereto; and (5) the Target shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or a corporation or an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom.

“Permitted Business” means any of the businesses in which the Credit Parties and their Subsidiaries are engaged on the Issue Date, and any business related or complementary thereto.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Credit Party or any of the Subsidiaries of any Credit Party to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party; provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) the title to, and right to use, the applicable asset by any Credit Party or the Subsidiaries of any Credit Party are not adversely affected thereby; (c) the applicable asset or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by any Credit Party or any Subsidiaries of any Credit Party; and (d) upon a final, non-appealable determination of such contest, any Credit Party and the Subsidiaries of any Credit Party shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means Contingent Obligations (a) arising in respect of the Debt under this Indenture; (b) resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) pursuant to agreements outstanding on the date of this Indenture that do not exceed $1,000,000 individually, or $2,500,000 in the aggregate (and including any refinancings, extensions or amendments to the indebtedness underlying such Contingent Obligations except to the extent any such refinancing, extension or amendment increases the amount of the Contingent Obligation relating thereto); (d) incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $1,000,000 in the aggregate at any time outstanding; (e) arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 4.16; (f) existing or arising under any Swap Contract, so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, and provided, that such obligations are (or were) entered into by a Credit Party in the Ordinary Course of Business for the purpose of mitigating risks associated with interest rates, commodity prices, currency, liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (g) that are Permitted Investments; (h) that constitute Permitted Debt or are with respect to indebtedness that constitutes Permitted Debt; (i) pursuant to the Zogenix APA as in effect on the date hereof or as amended so long as any amendment is not materially adverse to the interests of the Holders; and (j) not permitted by clauses (a) through (h) above, not to exceed $1,000,000 in the aggregate at any time outstanding.

“Permitted Debt” means: (a) the Debt incurred under this Indenture (including, for the avoidance of doubt, any increase in such Debt due to the capitalization of the principal amount thereof pursuant to the terms hereof); (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not constituting Debt incurred in connection with a Permitted Acquisition, mortgage financings and capital leases, in each case not to exceed $1,500,000 outstanding at any time (whether in the form of a loan or a lease) used solely to acquire equipment or other assets used in the Ordinary Course of Business and secured only by such equipment or other assets; (d) Debt set forth on Schedule II hereto (including any refinancings, extensions, or amendments to such Debt except to the extent any such refinancing, extension or amendment increases the principal amount thereof or changes the priority of payment of such indebtedness vis-a-vis other indebtedness); (e) Debt under any ABL Facility; (f) Debt outstanding under the Treximet Indenture (provided, that, no additional guarantors shall become a party to the Treximet Indenture) and any Permitted Refinancing Debt in respect of such debt; (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (h) Debt, if any, arising under Swap Contracts; (i) intercompany Debt arising from loans made by (1) any Credit Party to another Credit Party, and (2) any Subsidiary of Holdings that is not a Credit Party to a Credit Party; (j) Debt in respect of bid, performance and surety bonds, including guarantees or obligations of the Credit Parties with respect to letters of credit supporting such bid, performance and surety bonds or other forms of credit enhancement supporting performance obligations under services contracts, workers’ compensation claims, self-insurance obligations, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, in each case incurred in the Ordinary Course of Business; (k) unsecured Debt arising from agreements to provide for indemnification, adjustment of purchase price, or other similar obligations, in each case, incurred in connection with an Asset Sale subject to the limits set forth in the definition thereof; (l) Debt of a Person that becomes a Subsidiary of Holdings or Debt attaching to assets that are acquired by an Acquisition Subsidiary, in each case after the Issue Date and as the result of a Permitted Acquisition in an aggregate amount not to exceed $10,000,000 outstanding at any time less any amount outstanding pursuant to clause (o) of this definition, provided, that (1) such Debt existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (2) such Debt is not guaranteed in any respect by any Credit Party (other than the Acquisition Subsidiary and the Target and any of its Subsidiaries) and (3) such acquisition was permitted by the terms of this Indenture and any refinancings, extensions, or amendments to such Debt except to the extent any such refinancings, extensions or amendments increase the principal amount thereof (other than to the extent net proceeds from any such increase is used to pay premiums, fees and expenses in connection therewith); provided, further, that any material Intellectual Property acquired in connection with such acquired Debt or assets is not encumbered by Liens (other than Liens securing the obligations under the Delayed Draw Term Loan Facility and any Permitted Refinancing Debt in respect thereof); (m) unsecured Debt, in connection with a Permitted Acquisition or any other Investment permitted hereby, for indemnification or post-closing payment adjustments of purchase price or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet, working capital calculation or other similar method or such payment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable or is of a contingent nature and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter; provided, further, that any such payment be paid by the Person who is the acquirer in such Permitted Acquisition or Permitted Investments and such debt shall only be incurred by an Acquisition Subsidiary; (n) unsecured Debt arising from agreements to provide for milestone or royalty payments, to the extent such obligations are considered Debt under GAAP, incurred in connection with a Permitted Acquisition and subject to the limits set forth in the definition of “Permitted Acquisition”;  provided, that, the only obligor in respect of such Debt is the relevant Acquisition Subsidiary that is the acquirer or investor, as applicable, in such Permitted Acquisition; (o) Debt incurred in connection with a Permitted Acquisition (including any additional Debt incurred to pay fees and expenses in connection therewith) (“Permitted Acquisition Debt”) in an aggregate amount not to exceed $10,000,000 outstanding at any time less any amount outstanding pursuant to clause (l) of this definition; provided, that, (1) such Debt is not guaranteed in any respect by any Credit Party and (2) that any material Intellectual Property acquired in connection with such acquired Debt or assets is not encumbered by Liens (other than Liens securing the obligations under the Delayed Draw Term Loan Facility and any Permitted Refinancing Debt in respect thereof) and Debt (including any guarantees by any Subsidiary of Holdings), the proceeds of which (whether in cash or such Debt) are used to refinance or retire all or part of Permitted Acquisition Debt (and to pay premiums, fees and expenses in connection therewith); provided, that, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Permitted Acquisition Debt refinanced (and such premiums, fees and expenses) plus a negotiated amount between the Issuer and the holders of the Permitted Acquisition Debt to effectively reflect the current value of the Permitted Acquisition Debt, (2) such Debt (including any such guarantee) is not encumbered by Liens securing any debt for borrowed money unless such Lien (plus improvements on such property) shall be limited to all or part of the same property that secured the original Lien, if any, plus improvements on such property and (3) such Debt has a stated maturity that is not earlier than the stated maturity of the Permitted Acquisition Debt refinanced; (p) Debt, the proceeds of which are used to refinance all or part of the Notes (and to pay premiums, fees and expenses in connection therewith); provided, that, if all of the Notes are not refinanced, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Notes refinanced (and such premiums, fees and expenses), (2) such Debt is not guaranteed by any Subsidiary or other Affiliate of the Issuer that is not a Credit Party, (3) such Debt is not secured by a Lien unless such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) in respect of the Notes and (4) such Debt has a maturity date at least 90 days later than the Maturity Date, and a weighted average life to maturity equal to or greater than that of the Notes; (q) Permitted Investments that constitute Debt; (r) Bank Product Obligations incurred in the Ordinary Course of Business; (s) Debt incurred in the Ordinary Course of Business by any non-Credit Party to fund the working capital needs and general corporate purposes of such non-Credit Party so long as such Debt is not guaranteed in any respect by a Credit Party; provided, that such Debt shall not be provided by any Credit Party or any of the Subsidiaries of any Credit Party; (t) the Existing Convertible Notes and Debt, the proceeds of which (whether in cash or such debt) are used to refinance and retire all or part of the Existing Convertible Notes (and to pay premiums, fees and expenses in connection therewith), provided, that, (1) the aggregate principal amount of such Debt shall not exceed $25,000,000, (2) such Debt is not secured by a Lien, (3) the Person that incurs such Debt must be a Credit Party, or otherwise become a Credit Party concurrently with the incurrence of such Debt, and (4) such Debt is Subordinated Debt; (u) Debt evidenced by the Zohydro Intercompany Note; (v) Debt incurred under the Delayed Draw Term Loan Facility and any Permitted Refinancing Debt in respect thereof; (w) any other unsecured Debt incurred by a Credit Party in an aggregate outstanding amount not to exceed $2,000,000 at any one time; (x) Debt incurred if at the time of incurrence of such Debt, on a Pro Forma Basis, the Total Leverage Ratio does not exceed 2.00:1.00; and (y) reimbursement obligations in connection with any letter of credit in an aggregate outstanding amount not to exceed $750,000; provided, that the amount available for borrowing under the ABL Facility shall be reduced in an amount equal to the sum of the maximum amount available to be drawn from time to time under any such letter of credit and any unreimbursed obligations in respect of any drawing under any such letter of credit. In the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) of this definition of Permitted Debt, the Issuer on the date of its incurrence, shall be permitted to divide and classify (a “Classification”) such item of Debt in more than one of the types of Permitted Debt and only be required to include the amount and type of such Debt in one of such types and from time to time to reclassify (a “Reclassification”) all or a portion of such item of Debt into one or more of the types of Permitted Debt; provided, that, the Issuer will deliver an Officers’ Certificate to the Trustee and the Holders describing, in reasonable detail, the nature and amounts of the Classification or Reclassification, as applicable; provided, further, that no Reclassification of Debt into Debt permitted by clause (x) of this definition is permitted.

“Permitted Distributions” means the following Restricted Distributions: (a) dividends or distributions by any Credit Party to another Credit Party; (b) dividends or distributions by any Subsidiary of Holdings that is not a Credit Party to a Credit Party; (c) dividends payable solely in common stock; (d) repurchases of stock of former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that all such repurchases do not exceed $500,000 in the aggregate per fiscal year, and provided, further, that up to $500,000 of such amount may be carried over and used in subsequent fiscal years, in addition to the amounts permitted for such fiscal year; and (e) payments (whether in cash or shares of Capital Stock), including any interest or premium accrued thereon, in respect of Debt of a Credit Party permitted by Section 4.11.

“Permitted Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Permitted Holder” means Holdings, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of Holdings and its direct or indirect Wholly Owned Subsidiaries and the Initial Holders.

“Permitted Investments” means: (a) (i) cash and Cash Equivalents, and (ii) any similar short term Investments permitted by the investment policies of any Credit Party or the Subsidiaries of any Credit Party existing on the date of this Indenture and, as amended from time to time; provided, however, that such amendment thereto has been approved by the Required Holders (such approval not to be unreasonably withheld, conditioned or delayed); (b) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (c) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Interests in Holdings pursuant to employee stock purchase plans or agreements approved by such Holdings’ board of directors, provided, that the aggregate amount of all such loans outstanding may not exceed $500,000 at any time; (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (e) Investments consisting of notes receivable of, or prepaid royalties and other credit extension to, customers and suppliers who are not Affiliates in the Ordinary Course of Business as well as advances made in connection with purchases of goods or services in the Ordinary Course of Business; (f) Investments owned or held by any Person that is acquired in accordance with the provisions of this Indenture; provided, that such Investments were not acquired in contemplation of the acquisition of such Person; (g) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; (h)(i) Investments by any Credit Party in another Credit Party and (ii) Investments by any Subsidiary of Holdings that is not a Credit Party in any Credit Party; (i) Investments by any Credit Party in an Acquisition Subsidiary and Permitted Acquisitions; (j) guarantees to the extent such guarantees constitute Permitted Debt; (k) intercompany loans, the borrowing of which constitutes Permitted Debt; (l) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases; (m) Investments resulting from entering into Bank Product Obligations; and (n) other Investments in an amount not exceeding $1,500,000 in the aggregate (with the fair market value of such Investments being measured at the time made without giving effect to subsequent changes in value).

“Permitted Liens” means: (a) deposits or pledges of cash to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to any Credit Party’s or its Subsidiaries’ employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) judgment Liens that do not constitute an Event of Default under this Indenture; (g) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title that do not, individually or in the aggregate, materially affect the value or marketability of the applicable asset, impair the use or operation thereof; (h) Liens (i) on the ABL Collateral securing obligations outstanding under any ABL Facility, (ii) securing Debt outstanding under the Treximet Indenture (other than Liens on Core Assets, Zohydro Assets or assets acquired in connection with a Permitted Acquisition) and (iii) securing obligations outstanding under Delayed Draw Term Loan Facility (including Zohydro Permitted Liens); (i) any Lien on any equipment or other assets securing Debt permitted under clause (c) of the definition of Permitted Debt, provided, however, that such Lien attaches concurrently with or within one hundred twenty (120) days after the acquisition thereof; (j) precautionary UCC-1 financing statement filings that are filed by lessors with respect to operating leases entered into by the Credit Parties in the Ordinary Course of Business; (k) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure custom duties which are not past due in connection with the importation of goods by the Credit Parties or their Subsidiaries in the Ordinary Course of Business; (m) receipt of deposits and advances from customers in the Ordinary Course of Business which may create an interest in the Inventory to be sold to such customers, but which do not constitute contractual Liens granted by a Credit Party or any Subsidiary of a Credit Party; (n) Liens on any property or assets, or Capital Stock or other equity, of the Target, any Acquisition Subsidiary or any of the Target’s Subsidiaries in connection with Debt incurred in connection with a Permitted Acquisition, so long as such Liens do not extend to any assets of any other Credit Party; (o) Liens securing any Debt referred to in clause (l) of the definition of Permitted Debt; provided, that such Liens existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, were not created in anticipation thereof; (p) Liens securing Bank Product Obligations and Swap Contracts permitted to be incurred under this Indenture; (q) Liens on assets and property of non-Credit Parties securing any Debt referred to in clause (s) of the definition of Permitted Debt; (r) any Lien permitted under clause (p)(3) of the definition of Permitted Debt; (t) Liens arising under Non-Exclusive Licenses; (u) Liens created in favor of the Trustee under this Indenture; (v) Liens that are replacements of Permitted Liens to the extent that the original Debt is the subject of Permitted Refinancing Debt and so long as the replacement Liens only encumber those assets that secured the original Debt; (w) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of deposit accounts in the Ordinary Course of Business; (x) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or any other Investment permitted hereby; (y) a Lien on cash collateral not to exceed $787,500 in the aggregate securing the reimbursement obligations of the Credit Parties and their Subsidiaries under any letter of credit; and (z) other Liens which do not secure Debt for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000.

“Permitted Refinancing Debt” means Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purpose of this clause, “refinance”) then outstanding Debt in an aggregate principal amount (or if incurred with original issue discount, the aggregate capitalized value) not in excess of the sum of: (a) the aggregate principal amount (or if incurred with original issue discount, the aggregate capitalized value) then outstanding of the Debt being refinanced, and (b) any amount necessary to pay any related fees, commissions, discounts and expenses, including premiums and defeasance costs, related to such refinancing; provided, that:

(A)       in case the Notes are refinanced in part or the Debt to be refinanced is pari passu with the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes;

(B)       in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinated in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes;

(C)       the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced;

(D)       the new Debt will not be secured by any collateral that did not secure the Debt to be refinanced and, for the avoidance of doubt, if the Debt to be refinanced is unsecured, the new Debt will not be secured;

(E)       the new Debt will not have any guarantors that do not guarantee the Debt to refinanced;

(F)       the terms of the new Debt, taken as a whole, are no more restrictive to the Credit Parties than the Debt to be refinanced; and

(G)       if the new Debt constitutes a refinancing of Debt outstanding under the Treximet Indenture, such new Debt shall not have a cash coupon in excess of 15% per annum.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 Initial Principal Amount and integral multiples of $1.00 thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Pro Forma Basis” means, for any Test Period, for purposes of computing the Total Leverage Ratio, that (x) pro forma effect shall be given to any Debt issued, incurred or assumed (and the application of the net proceeds therefrom) during such period as if each such issuance, incurrence or assumption (and the application of the net proceeds therefrom) occurred on the first day of the applicable Test Period and (y) pro forma effect shall be given to any Permitted Acquisition that occurred during such period (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition) as if such Permitted Acquisition occurred on the first day of the applicable Test Period.

“Products” means any FDA-approved product that is marketed and sold in the United States by any of the Credit Parties and shall include by reference Registrations that are required to conduct the Credit Parties’ business as currently conducted.

“Provisional Redemption” shall have the meaning specified in Section 16.01.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors of Holdings, by statute, by contract or otherwise).

“Redemption Amount” means the Asset Sale Repayment Amount or the NEL Repayment Amount, as the case may be.

“Redemption Date” shall have the meaning specified in Section 16.01.

“Redemption Exchange Period” shall have the meaning specified in Section 14.01(b).

“Redemption Notice” shall have the meaning specified in Section 16.02.

“Redemption Notice Date” shall have the meaning specified in Section 16.02.

“Redemption Price” shall have the meaning specified in Section 16.01.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of July 21, 2017 among the Issuer, Holdings and the Initial Holders, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to any Additional Notes, one or more registration rights agreements among Holdings and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by Holdings to register the sale of shares of Common Stock underlying the Notes upon exchange of such Notes.

“Registrations” means all permits and exemptions issued or allowed by any Governmental Authority (including but not limited to new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits) held by, or applied by contract to, any Credit Party, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the Products of any Credit Party.

“Regular Record Date,” with respect to any Interest Payment Date, means the January 1 or July 1 (whether or not such day is a Business Day) immediately preceding the applicable January 15 or July 15 Interest Payment Date, respectively.

“Related Party Transaction” means any transaction or arrangement (including, without limitation, the purchase, sale, lease, conveyance, transfer, assignment, distribution, abandonment or exchange of property or assets, or the rendering of any service) with any Credit Party or any Affiliate of any Credit Party.

“Relevant Stock Exchange” means The NASDAQ Global Market, or if the Common Stock is not then listed or admitted for trading on The NASDAQ Global Market, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or admitted for trading.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.10(a).

“Repayment Redemption Notice” shall have the meaning specified in Section 16.03.

“Repayment Redemption Notice Date” shall have the meaning specified in Section 16.03.

“Repayment Triggering Event” means an Asset Sale Repayment Triggering Event or a NEL Repayment Triggering Event.

“Repayment Triggering Event Redemption” shall have the meaning specified in Section 16.03.

“Repayment Triggering Event Redemption Date” shall have the meaning specified in Section 16.03.

“Required Holders” means Holders of a majority of the aggregate Initial Principal Amount of the Notes then outstanding.

“Resale Restriction Termination Date” means the date that is one year after the issuance of the Initial Notes or any Additional Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto. The Resale Restriction Termination Date with respect to any shares of Common Stock issued upon exchange of any Notes or otherwise in respect of any Notes shall be the same as the Resale Restriction Termination Date of such Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee who customarily performs functions similar to those performed by the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any Capital Stock in such Person (except those payable solely in its Capital Stock of the same class), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Capital Stock in such Person or any claim respecting the purchase or sale of any Capital Stock in such Person, or (ii) any option, warrant or other right to acquire any Capital Stock in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding any Capital Stock in a Credit Party or a Subsidiary or an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party (in each case, other than (A) payments of salaries and customary bonuses to individuals, (B) directors fees, (C) advances and reimbursements to employees or directors and (D) customary indemnities to employees and directors, all in the Ordinary Course of Business), (d) any lease or rental payments to an Affiliate or a Subsidiary of a Credit Party, or (e) repayments of or debt service on loans or other indebtedness (other than “earnouts” and similar payment obligations) held by any Person holding any Capital Stock in a Credit Party or a Subsidiary of a Credit Party, an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party (other than in respect of any Permitted Debt, including the Notes and the Note Guarantees). For purposes of this definition, “Affiliate” shall not include the Initial Holders and their respective affiliates and management entities.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend identified as such set forth in Section 2.05(c), or any other similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Ownership Percentage” shall have the meaning specified in Section 14.13.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restricted Stock Legend” means a legend in the form set forth in Section 2.05(d) or any other similar legend indicating the restricted status of the Common Stock under Rule 144.

“RRA Additional Interest” means all “Additional Interest” as defined in and owing pursuant to the Registration Rights Agreement.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a Business Day.

“Section 16 Exchange Blocker” shall have the meaning specified in Section 14.13.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” shall have the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer, at the direction of Holdings.

“Settlement Notice” shall have the meaning specified in 14.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of Holdings that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; provided, that, in the case of a Subsidiary of Holdings that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) of the definition thereof, such Subsidiary shall be deemed not to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $3,000,000.

“Silenor” means the prescription pharmaceutical product containing doxepin and marketed under the Silenor® trademark.

“Silenor Assets” means with respect to Holdings, the Issuer or any other Subsidiary of Holdings, its right, title and interest in, to and under all personal property consisting of, relating to, or developed or used in connection with Silenor, whether now owned or existing or hereafter acquired or arising and wherever located, including all proceeds, products, accessions, rents, profits of or in respect of any of the foregoing, without limitation, the Intellectual Property rights of Holdings, the Issuer or any other Subsidiary of Holdings relating to Silenor and all rights of Holdings, the Issuer or any other Subsidiary of Holdings under and arising out of the Silenor Contracts.

“Silenor Contracts” means (i) the License Agreement dated as of August 25, 2003, between ProCom One, Inc. and Pernix Sleep, Inc. (“Pernix Sleep”) (as successor in interest); (ii) the License Agreement dated as of June 7, 2011, between Paladin Labs Inc. and Pernix Sleep (as successor in interest); (iii) the License Agreement dated as of April 26, 2012, between CJ CheilJedang Corporation and Pernix Sleep (as successor in interest); (iv) the Settlement and License Agreement dated as of July 17, 2012, by and among ProCom One, Inc., Mylan Inc., Mylan Pharmaceuticals, Inc. and Pernix Sleep (as successor in interest); (v) the Manufacturing Services Agreement dated as of February 1, 2006 between Patheon Pharmaceuticals Inc. and Pernix Sleep (as successor in interest); (vi) the Manufacturing Services Agreement dated as of July 17, 2012, between Mylan Pharmaceuticals Inc. and Pernix Sleep (as successor in interest); (vii) the Supply Agreement dated as of June 7, 2011, between Paladin Labs Inc. and Pernix Sleep (as successor in interest);] (viii) the Supply Agreement dated as of April 26, 2012, between CJ CheilJedang Corporation and Pernix Sleep (as successor in interest); (ix) the Purchase Agreement dated as of June 7, 2011, between Paladin Labs Inc. and Pernix Sleep (as successor in interest); (x) any other contracts relating to the Silenor Assets as of the date of this Indenture; and (xi) each amendment, modification or restatement thereof or substitute agreement for any such agreement specified in clauses (i) through (x).

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Specified Dollar Amount” means the maximum cash amount per $1,000 Initial Principal Amount of Notes being exchanged to be received upon exchange as specified in the Settlement Notice related to any exchanged Notes; provided, however, that with respect to any exchanges during the Redemption Exchange Period, the “Specified Dollar Amount” shall, notwithstanding anything to the contrary in the Settlement Notice, be determined by the Issuer after consultation with the exchanging Holder and shall be greater than or equal to the “Specified Dollar Amount” necessary to avoid an exchanging Holder receiving shares of Common Stock in excess of the Restricted Ownership Percentage (based on such Holder's then-existing beneficial ownership).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subordinated Debt” means any Debt of the Issuer or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means (i) on the Issue Date, the Initial Subsidiary Guarantors and (ii) each subsidiary of Holdings that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guarantee of the payment of the Notes, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is intended to provide protection against fluctuations in interest, commodity prices or currency exchange rates and not for speculative purposes.

“Taxes” shall have the meaning specified in Section 4.10(a).

“Test Period” means, at any time, the four consecutive fiscal quarters of each of the Credit Parties then last ended prior to such time.

“Total Leverage Ratio” means, at any date, the ratio of (a) total Debt of each of the Credit Parties and each of their Subsidiaries (determined on a consolidated basis in accordance with GAAP; provided, that any Credit Party (or any Subsidiary of any such Credit Party) that is not part of the consolidated group at such date shall be deemed to be part of such consolidated group for this purpose) to (b) EBITDA for the most recent Test Period.

“Trading Day” means a day on which (i) trading in the Common Stock (or any other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided, that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transactions” means the entry into the Exchange Agreement, the entry into this Indenture and the exchange of Notes for Exchange Notes pursuant to the Exchange Agreement, the entry into the Delayed Draw Term Loan Agreement, the entry into the ABL Facility Agreement, the Internal Reorganization (as defined in the Exchange Agreement) and the associated transactions related thereto.

“transfer” shall have the meaning specified in Section 2.05(c).

“Treximet Indenture” means the indenture governing Holdings’ 12.0% Senior Secured Notes due 2020, dated as of August 19, 2014, among Holdings, the guarantors party thereto, and U.S. Bank, National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of April 21, 2015 and the Second Supplemental Indenture dated as of July 21, 2017, in each case, as in effect on the date hereof.

“Treximet Intercompany Note” means the promissory Note dated August 19, 2014 from Pernix Ireland Limited to Holdings.

“Triggering Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

“Zohydro” means the pharmaceutical product containing hydrocodone birtartrate and marketed under the Zohydro® trademark.

“Zohydro Assets” means, with respect to Holdings, the Issuer or any other Subsidiary of Holdings, its right, title and interest in, to and under all personal property consisting of, relating to, or developed or used in connection with Zohydro, whether now owned or existing or hereafter acquired or arising and wherever located, including all proceeds, products, accessions, rents, profits of or in respect of any of the foregoing, without limitation, the Intellectual Property rights of Holdings, the Issuer or any other Subsidiary of Holdings relating to Zohydro and all rights of Holdings, the Issuer or any other Subsidiary Holdings under and arising out of the Zohydro Contracts.

“Zohydro Contracts” means (i) the Asset Purchase Agreement dated as of March 10, 2015, by and among the Issuer (as successor in interest to Pernix Ireland Limited, a private company limited by shares incorporated under the laws of the Republic of Ireland and including any permitted assignees) and Zogenix, Inc., (the “Zogenix APA”) (ii) the License Agreement between Elan Pharma International Limited and Borrower, dated as of November 27, 2007, (iii) the Commercial Manufacturing and Supply Agreement between Daravita Limited and the Issuer, dated as of March 5, 2015, (iv) any contracts relating to the Zohydro Assets existing on the date of this Indenture and (v) each amendment, modification or restatement thereof or substitute agreement for any such agreement specified in clauses (i) through (iv) above; provided, that the terms of any such amendment, modification, restatement or substitute agreement not made in the Ordinary Course of Business (i) shall be no more restrictive, taken as a whole, than the existing terms of the agreement being so amended, modified, restated or substituted, as the case may be and (ii) shall not be materially adverse to the Holders.

“Zohydro Intercompany Note” means the promissory note dated April 24, 2015 from the Issuer to Holdings.

“Zohydro Permitted Liens” means Liens on Zohydro Assets to secure Debt under the Delayed Draw Term Loan Facility.

Section 1.02.      Rules of Construction.

(a)                Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

(b)               Unless the context otherwise requires or the Guarantees are released in accordance with this Indenture, any reference to this Indenture shall be deemed to include the Guarantees contained herein.

(c)                For purposes of this Indenture and the Notes, (i) “or” is not exclusive; (ii) “will” expresses a command; and (iii) unless the context otherwise requires, (1)

“including” means “including without limitation”; (2) words in the singular include the plural and in the plural include the singular; (3) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and (4) references to currency mean the lawful currency of the United States of America.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.      Designation and Amount. The Notes shall be designated as the “4.25%/5.25% Exchangeable Senior Notes due 2022.” The aggregate Initial Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $36,242,500, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02.      Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such Initial Principal Amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate Initial Principal Amount of outstanding Notes from time to time endorsed thereon and that the aggregate Initial Principal Amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers, exchanges or issuances of additional Notes pursuant to Section

2.10 (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate Initial Principal Amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued interest that has not been paid or capitalized on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.      Date and Denomination of Notes; Payments of Principal, Interest and Defaulted Amounts.

(a)             The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 Initial Principal Amount and integral multiples of $1.00 thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes, including any Additional Interest, shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the number of days elapsed over a 30-day month. The Issuer shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

(b)            The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable in cash on such Interest Payment Date. The Capitalized Principal Amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Issuer through the Paying Agent, shall pay cash interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate Initial Principal Amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate Initial Principal Amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)             Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)                 The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note, the date of the proposed payment and the special record date, and the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. The Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment. The Issuer shall send notice of the proposed payment of such Defaulted Amounts and the special record date therefor to each Holder not less than 10 calendar days prior to such special record date. The Trustee shall send such notice at the request of the Issuer contained in an Officers’ Certificate; provided the Issuer shall provide the Trustee with the form of such notice at least five Business Days prior (or such shorter period as the Trustee may agree) to the date such notice is to be provided. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date.

(ii)               The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii)             The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of the Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

(d)               The Notes shall mature on July 15, 2022, unless earlier exchanged or redeemed in accordance with the provisions hereof. On the Maturity Date, each Holder shall be entitled to receive the Capitalized Principal Amount of its Notes as of the Maturity Date, including any accrued interest that has not been paid or capitalized to, but excluding, the Maturity Date. With respect to Global Notes, principal and interest shall be paid to the Depositary in immediately available funds. With respect to Physical Notes, principal and interest shall be payable at the Issuer’ office or agency in the United States, which initially will be the Corporate Trust Office.

(e)                The Issuer may, at its option, elect to pay interest on the Notes on any Interest Payment Date (i) by paying an amount in cash on such Interest Payment Date equal to the interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date) on the Capitalized Principal Amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, interest on the Initial Principal Amount), calculated at the rate of 4.25% per annum (plus Additional Interest, if any) (the “All Cash Method”) or (ii) by paying an amount in cash on such Interest Payment Date equal to the interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date) on the Capitalized Principal Amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, interest on the Initial Principal Amount), calculated at the rate of 3.00% per annum and increasing the Capitalized Principal Amount of the Notes by the Capitalization Amount for such Interest Payment Date (the “Cash/Capitalization Method”); provided, that, on any Interest Payment Date on which the Issuer pays interest using the Cash/Capitalization Method, the Capitalized Principal Amount shall be rounded up to the nearest $1.00. The Issuer shall elect the method of paying interest on an Interest Payment Date by delivering a notice to the Trustee and the Holders prior to the Regular Record Date immediately preceding such Interest Payment Date identifying the method selected, the amount of cash interest to be paid and the Capitalization Amount and new Capitalized Principal Amount. In the absence of such an election with respect to an Interest Payment Date, the Issuer shall be deemed to have elected the All Cash Method. Notwithstanding any other provision of this Indenture, the Issuer shall be deemed to have elected the All Cash Method with respect to interest payable on the Maturity Date, Repayment Triggering Event Redemption Date, or on any Redemption Date.

Section 2.04.      Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of any Officer.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate Initial Principal Amount of $36,242,500 and (ii) subject to compliance with the provisions of this Indenture, one or more series of Notes (“Additional Notes”), for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited aggregate principal amount, in each case upon written order of the Issuer which shall certify that such issuance is in compliance with the conditions precedent of this Indenture, together with an enforceability opinion that contains customary exceptions. In addition, each such order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Additional Notes and the aggregate Initial Principal Amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate Initial Principal Amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary’s instruction. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Issuer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Issuer; and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Issuer, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.      Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Issuer designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee, upon receipt of any items required to be delivered hereunder, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Initial Principal Amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Initial Principal Amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Issuer, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on the Holder by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Issuer, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)                So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)               Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon exchange of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(i)                 Until the Resale Restriction Termination Date that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such other date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon exchange thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer in writing, with notice thereof to the Trustee) (such legend, the “Restricted Notes Legend”):

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON exchange OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)             TO PERNIX IRELAND PAIN LIMITED (THE “ISSUER”) OR ANY PARENT OR SUBSIDIARY THEREOF;

(B)              PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)              TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D)             UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(ii)               Notwithstanding clause (i) above, each Affiliate Note shall bear a legend in substantially the following form, unless: (A) such Note has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (B) such Note has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act or (C) as is otherwise agreed by the Issuer, with notice thereof to the Trustee:

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON exchange OF THIS NOTE, MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)             TO PERNIX IRELAND PAIN LIMITED (THE “ISSUER”) OR ANY PARENT OR SUBSIDIARY THEREOF;

(B)              PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C)              SUCH TRANSFERS ALLOWED UNDER THE SECURITIES ACT TO SUCH TRANSFEREES THAT AGREE IN WRITING TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate Initial Principal Amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number, unless such Note is acquired by an Affiliate of the Issuer. The Issuer shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Issuer shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon exchange of the Notes has been declared effective under the Securities Act. The Issuer shall complete any exchange process for the removal of a restrictive legend required by this Section 2.05(c) in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian. The Trustee shall have no liability or responsibility for the action or inaction of the Depositary or any other clearing agency.

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be exchanged for a Physical Note, the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate, an Opinion of Counsel and an Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in an Initial Principal Amount equal to the Initial Principal Amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate Initial Principal Amount equal to the aggregate Initial Principal Amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof and upon receipt of an Issuer Order directing the Trustee to cancel the Global Notes, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the Initial Principal Amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee and the Note Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants of the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Holder of an Affiliate Note may exchange such Note for a beneficial interest in another Global Note or transfer such Affiliate Note to a Person who takes delivery thereof in the form of a beneficial interest in another Global Note only if the transfer is completed in accordance with the applicable procedures of the Depositary and the Trustee receives: (A) a certificate from such Holder, certifying as follows (in each case, which certificate shall be approved by the Issuer): (1) in the case of a proposed exchange, such Holder (x) is not an Affiliate of the Issuer and has not been an Affiliate of the Issuer during the three immediately preceding months, and (y) one year has elapsed since the date the Affiliate Notes were acquired from the Issuer or from an Affiliate of the Issuer, or (2) in the case of a proposed transfer, such representations as are necessary to establish that such Holder’s proposed transfer of the Affiliate Note satisfies all applicable requirements set forth in Rule 144 under the Securities Act or that such Holder’s proposed transfer of Affiliate Notes was effected pursuant to an effective registration statement covering the resale of such Affiliate Note, (B) if the Issuer or the Trustee so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Issuer and the Trustee to the effect that such proposed exchange or transfer is in compliance with the safe harbor contained in Rule 144 under the Securities Act and that the restrictions on transfer contained on such Affiliate Note are no longer required in order to maintain compliance with such safe harbor or that such transfer was effected pursuant to an effective registration statement covering the sale of such Affiliate Note, and (C) written instructions directing the Trustee to make, or to direct the Note Registrar to make, an adjustment to its books and records with respect to such Global Note to reflect an increase in the aggregate Initial Principal Amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase. Upon such transfer, then the Trustee shall cancel the Affiliate Note in accordance with Section 2.08 of this Indenture, and cause, or direct the Note Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Registrar, the aggregate Initial Principal Amount of the Affiliate Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Global Note equal to the Initial Principal Amount of the Affiliate Note so cancelled.

(d)                Legends on the Common Stock:

(i)                 Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon exchange of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon exchange of a Note that has transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer with written notice thereof to the Trustee and any transfer agent for the Common Stock) (such legend, the “Restricted Stock Legend”):

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)             TO PERNIX IRELAND PAIN LIMITED (THE “ISSUER”) OR ANY PARENT OR SUBSIDIARY THEREOF;

(B)              PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)              TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D)             UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE ISSUER’S 4.25%/5.25% EXCHANGEABLE SENIOR Notes due 2022 OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE ISSUER AND THE ISSUER’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY

RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(ii)               Notwithstanding clause (i) above, any stock certificate representing Common Stock issued upon exchange of an Affiliate Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon exchange of a Note that has transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer in writing, with notice thereof to the Trustee):

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY THIS SECURITY MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)             TO PERNIX IRELAND PAIN LIMITED (THE “ISSUER”) OR ANY PARENT OR SUBSIDIARY THEREOF,

(B)              PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER OR

(C)              SUCH TRANSFERS ALLOWED UNDER THE SECURITIES ACT TO SUCH TRANSFEREES THAT AGREE IN WRITING TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE Issuer AND THE Issuer’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(iii)             Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d), unless such shares are held by an Affiliate of the Issuer.

(e)                Any Note or Common Stock issued upon the exchange of a Note that is repurchased or owned by any Affiliate of the Issuer (or any Person who was an Affiliate of the Issuer at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06.      Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon receipt of an Issuer Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Issuer and, if applicable, such authenticating agent may require. No service charge shall be imposed on the Holder by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Issuer may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same

(without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.      Temporary Notes. Pending the preparation of Physical Notes, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of an Issuer Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate Initial Principal Amount of Physical Notes. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08.      Cancellation of Notes Paid, Exchanged, Etc. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Issuer’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures, and, except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such cancellation to the Issuer, at the Issuer’s written request in an Issuer Order.

Section 2.09.      CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.      Additional Notes; Repurchases. The Issuer may, with the consent of the Initial Holders (or, if the Initial Holders are no longer Holders pursuant to this Indenture, the Required Holders), issue Additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in issue date, issue price and interest accrued, if any) in an unlimited amount; provided, that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax and securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover, in addition to those required by Section 17.05, that the additional Notes have been duly authorized by the Issuer and are enforceable against the Issuer in accordance with their terms, subject to customary exceptions, including for bankruptcy, insolvency, fraudulent transfer, reorganization, examinership, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law, and such other items as the Trustee may reasonably request. In addition, the Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, whether by Holdings or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and such Notes shall no longer be considered outstanding hereunder upon their repurchase. The Initial Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under this Indenture.

Article 3
Satisfaction and Discharge

Section 3.01.      Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Issuer contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Notes, and each Guarantor’s obligations under its Note Guarantee, will terminate if when (a) (i) all outstanding Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Issuer and/or Holdings (as applicable) have deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any redemption date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or, solely to satisfy the Exchange Obligation, cash and/or shares of Common Stock sufficient to pay all of the outstanding Notes or satisfy all outstanding exchanges, as the case may be, and pay all other sums due and payable under this Indenture by the Issuer (for the avoidance of doubt, Holdings will deliver any shares of Common Stock to be paid with respect to satisfying outstanding exchanges directly to the holders); and (b) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 shall survive.

Article 4
Particular Covenants of the Issuer and the Guarantors

Section 4.01.      Payment of Principal and Interest. The Issuer covenants and agrees that it will, or it will cause Pernix Therapeutics, LLC or any other Guarantor to, pay the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued interest that has not been paid or capitalized on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02.      Maintenance of Office or Agency. The Issuer will maintain in the continental United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be made. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at or delivered to the Corporate Trust Office or the office or agency of the Trustee in the continental United States of America. No service of process on the Issuer may be served upon the Trustee.

The Issuer may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the continental United States of America for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Issuer hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the continental United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for exchange and where notices and demands in respect of the Notes and this Indenture may be delivered.

Section 4.03.      Appointments to Fill Vacancies in Trustee’s Capacity. The Issuer, whenever necessary to avoid or fill a vacancy in the capacity of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.      Provisions as to Paying Agent. (a) If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                 that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued interest that has not been paid or capitalized on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)               that it will give the Trustee prompt written notice of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued interest that has not been paid or capitalized on, the Notes when the same shall be due and payable; and

(iii)             that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

Principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m. New York City time on such date (i) the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture or (ii) if the Issuer has elected or is deemed to have elected the Cash/Capitalization Method for the relevant Interest Payment Date, the Issuer has delivered to the Trustee a notice specifying the Capitalization Amount and cash amount for the outstanding Notes.

(b)               If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued interest that has not been paid or capitalized on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and accrued interest that has not been paid or capitalized so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued interest that has not been paid or capitalized on, the Notes when the same shall become due and payable.

(c)                Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)               Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, accrued interest that has not been paid or capitalized on, and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), interest or consideration due upon exchange has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officers’ Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 4.05.      Existence; Fundamental Changes. (a) The Issuer, Holdings (subject to Section 11.01) and each of the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence.

(b)       Subject to Section 11.01 and except in compliance with Section 4.16, the Issuer and each Subsidiary Guarantor will not, and the Issuer and each Subsidiary Guarantor will not permit any of their Subsidiaries to (i) enter into any merger, consolidation, reorganization, or recapitalization or reclassify its Equity Interests (other than a merger between an Acquisition Subsidiary and a Target to effectuate a Permitted Acquisition), (ii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (iii) suspend or cease operating a substantial portion of its or their business, or (iv) form any new Subsidiary (other than an Acquisition Subsidiary) without the prior written consent of the Required Holders; provided, that, to the extent the Required Holders provide consent with respect to the formation of any new Subsidiary (other than an Acquisition Subsidiary), such new Subsidiary shall become a Guarantor pursuant Section 4.14.

(c)       Notwithstanding anything to the contrary herein, the Issuer shall not become liable for any material obligations or hold any material assets (other than the Capital Stock of its Subsidiaries) other than as necessary to (i) operate in the Ordinary Course of Business and to pursue Permitted Acquisitions and other new business opportunities permitted by this Indenture or (ii) perform its obligations under (A) the Notes and this Indenture, (B) the Existing Notes Indenture, (C) any agreement in connection with the Delayed Draw Term Loan Facility, (D) any agreement in connection with the ABL Facility, (E) the Zohydro Intercompany Note and (F) the Zohydro Contracts.

(d)       Notwithstanding anything to the contrary herein, each of Pernix Holdco 1, LLC, Pernix Holdco 2, LLC and Pernix Holdco 3, LLC shall not become liable for any material obligations or hold any material assets (other than the Capital Stock of its Subsidiaries) other than as necessary to (i) perform its obligations under (A) the Notes and this Indenture, (B) the Treximet Indenture and (C) any agreement in connection with the ABL Facility.

(e)       Notwithstanding anything to the contrary herein, Pernix Acquisition Corp. I shall not become liable for any material obligations or hold any material assets.

Section 4.06.      Rule 144A Information Requirement and Annual Reports. (a) If, at any time, Holdings is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall (with the cooperation of Holdings, where required), so long as any of the Notes or any shares of Common Stock issuable upon exchange thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of any Holder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issuable upon the exchange of the Notes, promptly furnish such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time. The Issuer shall (and with the cooperation of Holdings, where required) take such further action as any Holder or beneficial owner of the Notes or any shares of Common Stock issuable upon exchange of the Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell the Notes or any shares of Common Stock issuable upon exchange of the Notes in accordance with Rule 144A, as such rule may be amended from time to time.

(b)                Whether or not subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, Holdings shall file with the Trustee within 15 calendar days after the same are, or would be, required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of all the quarterly and annual reports and the information, documents and other reports, if any, that Holdings is required, or would be required if Holdings were required to file such reports, information or documents, to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission). Any such report, information or document that Holdings files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered and filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor).

(c)               Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Issuer’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(d)                If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes (such date, the “Original Issuance Date”), the Issuer fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Issuer shall pay Additional Interest on the Notes. In such circumstances, for the first 90 days, Additional Interest shall accrue on the Notes at the rate of 0.25% per annum of the principal amount and for the remaining period at a rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Issuer’s failure to file has occurred and is continuing, or the Notes are not otherwise freely tradable by Holders other than the Issuer’s Affiliates or Holders that have been the Issuer’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes); provided, that such Additional Interest shall cease to accrue on the one year anniversary of the Original Issuance Date. As used in this Section 4.06(d), documents or reports that the Issuer is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Issuer furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)               With respect to Notes other than Affiliate Notes, if, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Issuer’s Affiliates and Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 365th calendar day after the Original Issuance Date (in each case other than with respect to Affiliate Notes), the Issuer shall pay Additional Interest on the Notes (other than Affiliate Notes) at a rate equal to 0.50% per annum of the principal amount of Notes (other than Affiliate Notes) outstanding until the restrictive legend on the Notes (other than Affiliate Notes) has been removed in accordance with Section 2.05(c), the Notes (other than Affiliate Notes) are assigned an unrestricted CUSIP number and the Notes are freely tradable by Holders other than the Issuer’s Affiliates and Holders that were the Issuer’s Affiliates at any time during the three months preceding. Notwithstanding the foregoing, if the Issuer has complied with all applicable requirements of the Depositary (including all applicable notice requirements) to effect the removal of the restrictive legend on the Notes (other than Affiliate Notes) on or prior to the 365th day after the Original Issuance Date, any Additional Interest that the Issuer would otherwise be required to pay pursuant to this clause (e) for failure to remove the restrictive legend on the Notes will not accrue until the 375th day after the Original Issuance Date.

Section 4.07.      Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.      Compliance Certificate; Statements as to Defaults. (a) The Issuer shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 31, 2017) an Officers’ Certificate stating whether the signer thereof knows of any failure by the Issuer or any

Guarantor to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof, its status and what actions the Issuer is taking or proposing to take with respect thereto.

(b)                In addition, the Issuer shall deliver to the Trustee, as soon as possible, and in any event within 10 calendar days after the occurrence of any Default or Event of Default, an Officers’ Certificate describing, in reasonable detail, such Default or Event of Default, its status and the action that the Issuer is taking or proposing to take in respect thereof. The Issuer shall also deliver to the Trustee and the Holders, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Trustee or any Holder may from time to time reasonably request during the existence of any Default or Event of Default subject to any such requesting Holder entering into a confidentiality agreement reasonably requested by the Issuer or Holdings.

Section 4.09.      Further Instruments and Acts. Upon request of the Trustee, each Credit Party will, and will cause each of their respective Subsidiaries to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to fully consummate all of the transactions contemplated hereby and carry out more effectively the purposes of this Indenture.

Section 4.10.      Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Issuer under or with respect to the Notes, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), payments of interest and deliveries of Common Stock or other Reference Property and/or payments of cash, in each case, upon exchange, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by a taxing authority within any jurisdiction in which Holdings or Issuer is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the official interpretation or administration thereof. In the event that any such withholding or deduction is so required, Issuer shall pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting or withholding any Taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided, that no Additional Amounts shall be payable:

(i)                 for or on account of:

(A)             any Tax that would not have been imposed but for:

(1)               the existence of any present or former connection between the Holder or beneficial owner of such Note and the

Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)               the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and interest on, such Note or the delivery of Common Stock and other Reference Property and/or payments of cash, in each case, upon exchange of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3)               the failure of the Holder or beneficial owner to comply with a timely request from Issuer to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(B)              any estate, inheritance, gift, sale, transfer, excise, personal property or similar Tax;

(C)              any Tax that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(D)             United States backup withholding;

(E)              any Taxes that could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent;

(F)               any Tax required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(G)             any combination of Taxes referred to in the preceding clauses (A), (B), (C), (D), (E) or (F), or

(ii)               with respect to any payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and interest on, such Note or the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon exchange of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)               If Issuer is required to make any deduction or withholding from any payments with respect to the Notes, Issuer will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if official receipts are not obtainable, other documentation evidencing the payment of any applicable taxes so deducted or withheld. The Issuer shall attach to each certified copy or other document an Officers’ Certificate stating the amount of such applicable taxes paid per $1,000 Initial Principal Amount of the Notes then outstanding.

(c)                Any reference in this Indenture or the Notes in any context to the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon exchange of any Note or the payment of principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 4.10.

(d)               If the Issuer becomes, after the Issue Date, obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer shall deliver to the Trustee on a date that is at least 30 calendar days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th calendar day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely or such Officers’ Certificate as conclusive proof that such payments are necessary.

Section 4.11.      Limitation on Incurrence of Debt and Contingent Obligations. The Credit Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume, guarantee or otherwise become or remain liable with respect to, any Debt, except for Permitted Debt. The Credit Parties will not, and will not permit any of their respective Subsidiaries to, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

Section 4.12.      Limitation on Liens. (a) Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset owned or acquired by it, except for Permitted Liens and (b) notwithstanding the foregoing, each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, assume or suffer to exist any consensual Lien securing Debt for borrowed money on the Core Assets or the Zohydro Assets, except pursuant to clause (h)(i), (h)(iii) or (v) of the definition of Permitted Liens.

Section 4.13.      Restricted Distributions. Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution, except for Permitted Distributions, or make any Restricted Investment.

Section 4.14.      Future Guarantees

(a)                If Holdings or any of its Subsidiaries acquires a Subsidiary through a Permitted Acquisition or creates a Subsidiary in compliance with Section 4.05, such new Subsidiary must provide a Note Guarantee.

(b)               Holdings shall not, and shall not permit any of its Subsidiaries to, Guarantee or otherwise be or become liable for any obligations under the Treximet Indenture, unless Holdings or such Subsidiary also Guarantees the obligations under the Notes and this Indenture on a pari passu or senior basis.

(c)                If and for so long as any Subsidiary of a Credit Party Guarantees any Debt for borrowed money of any Credit Party other than any Debt outstanding on the Issue Date and Permitted Refinancing Debt thereof, such Subsidiary shall provide a Note Guarantee, and, if the guaranteed Debt of such Credit Party is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the guaranteed Debt is subordinated to the Notes.

(d)               A Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Subsidiary and constitutes a valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms (subject to customary exceptions).

(e)                Notwithstanding the foregoing, the supplemental indenture may be modified in respect of any Guarantor organized outside the United States of America as necessary or appropriate to (1) comply with applicable law, (2) avoid any general legal limitations such as general statutory limitations, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors, in each case as determined by Holdings in its sole discretion.

Section 4.15.      Limitation on Transactions with Affiliates. (a) The Credit Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into, renew or extend any Related Party Transaction, except transactions no less favorable, taken as a whole, to the Credit Parties or their respective Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate.

(b)                Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $2,500,000 must first be approved by a majority of the board of directors of Holdings who are disinterested in the subject matter of the transaction pursuant to a board resolution delivered to the Trustee and the Initial Holders at least two business days prior to the consummation of such Related Party Transaction.

(c)               If the aggregate value of any Related Party Transaction or series of Related Party Transactions is in excess of $15,000,000, Issuer will deliver to the Trustee a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm (i) as to the fairness of the transaction to the relevant Credit Party or Subsidiary, as applicable, from a financial point of view or (ii) stating that the terms of such transaction are, taken as a whole, no less favorable to the relevant Credit Party or Subsidiary, as applicable, than those that would have been obtained in a comparable arm’s length transaction by such Credit Party or Subsidiary, as applicable, with a non-Affiliate.

(d)                The foregoing paragraphs do not apply to:

(1)        any transaction between Credit Parties or between Subsidiaries of Credit Parties that are not Credit Parties;

(2)        the payment of fees and provision of customary indemnities to directors of any Credit Party;

(3)        transactions or reasonable and customary payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the Ordinary Course of Business, including director and officer indemnification arrangements;

(4)        [Reserved;]

(5)        the Transactions or transactions in relation to the ABL Facility Agreement, the Exchange Agreement, the Delayed Draw Term Loan Agreement or the Registration Rights Agreement;

(6)        Permitted Distributions; or

(7)        Permitted Investments.

Section 4.16.      Limitation on Asset Sales. (a) The Credit Parties will not, and will not permit their respective Subsidiaries to, make any Asset Sale (other than any Non-Exclusive License as set forth in Section 4.16(b)) in a transaction or a series of related transactions of assets, unless the following conditions are met:

(1)        The relevant Credit Party receives consideration at the time of the Asset Sale at least equal to fair market value (determined by Holdings, or, in the case of any assets valued in excess of $2,500,000, by the board of directors of Holdings) of the assets or Equity Interests issued or sold or otherwise disposed of.

(2)        At least 75% of the consideration consists of cash or Cash Equivalents (it being understood that any deferred payment, milestone payment, royalty payment or other contingent payment in connection with any sale or licensing of Intellectual Property, in each case, to be paid in cash or Cash Equivalents, shall constitute cash consideration for purposes of this provision). For purposes of this clause (2), instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by such Credit Party to cash, to the extent of the cash actually so received, shall be considered cash received at closing.

After the receipt of any Net Cash Proceeds from an Asset Sale in excess of the Disposition Threshold (an “Asset Sale Repayment Triggering Event”), the Issuer (i) shall first make, or cause to be made, an offer to prepay amounts outstanding, if any, and/or reduce unused commitments by a corresponding amount under the Delayed Draw Term Loan Agreement (to the extent required by the terms thereof) in accordance with Section 2.4(d) or any similar provision therein, and (ii) if such offer to prepay and/or reduce commitments is rejected or not accepted, either in whole or in party, by any of the applicable lenders thereunder and/or Net Cash Proceeds from such Asset sale remain unapplied immediately after giving effect to subclause (i) above, then shall make a Repayment Triggering Event Redemption, in each case, equal to the amount of such Net Cash Proceeds received (net of any amount applied to make a prepayment and/or mandatory reduction to unused commitments under the Delayed Draw Term Loan Agreement to the extent required by the terms thereof) in accordance with Section 16.03 (the “Asset Sale Repayment Amount”).

(b)                Notwithstanding clause (a) of this Section 4.16, the Credit Parties will not, and will not permit their respective Subsidiaries to, enter into any Non-Exclusive License unless the following conditions are met:

(1)        The relevant Credit Party receives consideration at the time of the Non-Exclusive License at least equal to fair market value (determined by Holdings, or, in the case of any Non-Exclusive License valued in excess of $2,500,000, by the board of directors of Holdings) of such Non-Exclusive License.

(2)        100% of the consideration consists of cash or Cash Equivalents (it being understood that any deferred payment, milestone payment, royalty payment or other contingent payment in connection with any sale or licensing of Intellectual Property, in each case, to be paid in cash or Cash Equivalents, shall constitute cash consideration for purposes of this provision).

Any Net Cash Proceeds received from one or more Non-Exclusive Licenses in excess of the Disposition Threshold shall constitute “Excess Proceeds.”

If, at any time, the accumulated Excess Proceeds equals or exceeds $5,000,000 (a “NEL Repayment Triggering Event”), the Issuer (i) shall first make, or cause to be made, an offer to prepay amounts outstanding, if any, and/or reduce unused commitments by a corresponding amount under the Delayed Draw Term Loan Agreement (to the extent required by the terms thereof) in accordance with Section 2.4(d), or any similar provision therein, and (ii) if such offer to prepay and/or reduce commitments is rejected or not accepted, either in whole or in party, by any of the applicable lenders thereunder and/or Net Cash Proceeds from such Non-Exclusive License remain unapplied immediately after giving effect to subclause (i) above, then shall make a Repayment Triggering Event Redemption, in each case, in accordance with the applicable NEL Ratio (as defined below) (the “NEL Repayment Amount”).

“NEL Ratio” means, to the extent constituting Excess Proceeds, (i) 50% of the Net Cash Proceeds received from one or more Non-Exclusive Licenses up to $5 million in any fiscal year and (ii) 75% of the Net Cash Proceeds received from one or more Non-Exclusive Licenses in excess of $5 million in any fiscal year.

Section 4.17.      Tax Matters. The Issuer shall use commercially reasonable efforts to file any form (or comply with other administrative formalities) required for an exemption from or a reduction of any withholding tax for which it is eligible. The Issuer, its Affiliates and the Trustee shall treat the Notes as indebtedness of Holdings for U.S. federal and relevant state income tax purposes. The Issuer and its Affiliates shall prepare and file all of their tax returns consistent with the covenants set forth in this Section 4.17 and will not take any inconsistent position in any communication or agreement with any taxing authority unless required by a final “determination” within the meaning of Section 1313(a) of the Code (or any analogous or similar provision of state, local or foreign Law). The Issuer shall file (or cause to be filed) all tax returns and reports required by applicable law to be filed by it and pay all taxes required to be paid by it.

Section 4.18.      Fiscal Year. Holdings will not change its fiscal year and each reference herein to “fiscal year” shall mean the fiscal year of Holdings.

Section 4.19.      [Reserved.]

Section 4.20.      Modification of Certain Agreements. Each Credit Party will not, and the Issuer will not permit any other Credit Party to, enter into, amend or otherwise modify any Debt with a principal or committed amount in excess of $2,000,000, which agreement, amendment or modification in any case prohibits any such Credit Party from performing its obligations under this Indenture.

Section 4.21.      Conduct of Business. Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, engage in any line of business other than a Permitted Business.

Section 4.22.      Rental Payments. Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, incur or assume (whether pursuant to a guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business.

Section 4.23.      Limitation on Sale and Leaseback Transactions. Each Party will not, and each Credit Party will not permit any of its Subsidiaries to, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, a Credit Party or any Subsidiary of any Credit Party sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 4.24.      Compliance with Anti-Terrorism Laws. The Issuer shall immediately notify the Trustee in writing if the Issuer has knowledge that any Credit Party or any of their respective Subsidiaries or Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Indenture is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Section 4.25.      Material Contracts. (a) Each Credit Party will, and each Credit Party will cause its Subsidiaries to, comply with all terms and conditions of and fulfill all obligations under each Material Contract to which any of them is a party, except to the extent the failure to so comply would not result in a Material Adverse Change. Upon the occurrence of a breach of any such Material Contract by any other party thereto, which is not cured as provided therein, each Credit Party will act in a commercially reasonable way in determining whether and how to enforce its, or its Subsidiary’s, as applicable, rights and remedies thereunder.

(b)               Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to: (i) forgive, release or reduce any payment, or delay or postpone any payment, owed to any Credit Party or any of their respective Affiliates under or in respect of any Material Contract or (ii) amend, modify, restate, cancel, supplement, terminate or waive any provision of any Material Contract, grant any consent thereunder or agree to do any of the foregoing, in each case, to the extent such forgiveness, release, reduction, delay, postponement, amendment, modification, restatement, cancellation, supplement, termination, waiver, grant or agreement would be a Material Adverse Change.

Section 4.26.      [Reserved.]

Section 4.27.      Restrictive Agreements. Except as provided in the following sentence, each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind in any case on the ability of any Subsidiary of any Credit Party to: (A) pay or make Restricted Distributions to any Credit Party; (B) pay any Debt owed to any Credit Party; (C) make loans or advances to any Credit Party; or (D) transfer any of its property or assets to any Credit Party. Notwithstanding the immediately prior sentence, each Credit Party and each of the Credit Parties’ Subsidiaries may create, cause or suffer to exist or become effective any such consensual encumbrance or restriction provided by (a) this Indenture, (b) the Treximet Indenture, (c) the Existing Notes Indenture, (d) any agreement entered into to refinance all or any part of the Notes (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) above are no more restrictive with respect to such actions than this Indenture if less than all of the Notes will be refinanced), (e) the ABL Facility Agreement and any other agreement entered into in connection with an ABL Facility, (f) the Delayed Draw Term Loan Agreement and any other agreement entered into in connection with the Delayed Draw Term Loan Facility (or any portion thereof), (g) any instrument governing Debt or Capital Stock of a Person acquired by any Credit Party or any of the Credit Parties’ Subsidiaries as in effect at the time of (and not in anticipation of) such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and/or any of its Subsidiaries, or the property or assets of the Person and/or any of its Subsidiaries, so acquired, (h) any instrument governing Debt incurred in connection with a Permitted Acquisition, (i)(x) customary non-assignment and similar provisions in contracts, leases and licenses entered into in the Ordinary Course of Business, (y) net worth provisions in leases and other agreements and (z) provisions restricting cash or other deposits in agreements entered into by each Credit Party or any Subsidiary of such Credit Party in the Ordinary Course of Business, (j) mortgage financings, purchase money obligations and Capital Lease Obligations that impose restrictions on the property owned or leased, (k) any agreement for the sale or other disposition permitted by this Indenture of the Capital Stock or all or substantially all of the property and assets of a Subsidiary of any Credit Party that restricts distributions by that Subsidiary pending its sale or other disposition, (l) Permitted Liens, (m) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the Ordinary Course of Business, (n) customary encumbrances or restrictions contained in agreements in connection with Swap Contracts or Bank Product Obligations permitted under this Indenture, (o) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the Ordinary

Course of Business, or (p) any consensual encumbrance or restriction of any kind existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (o), or in this clause (p) (provided, that the terms and conditions of any such consensual encumbrance or restriction of any kind that limit the actions described in (A) – (D) above are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented).

Article 5
Lists of Holders and Reports by the Issuer and the Trustee

Section 5.01.      Lists of Holders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 calendar days after each June 15 and December 15 in each year beginning with December 15, 2017, and at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02.      Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
Defaults and Remedies

Section 6.01.      Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)                default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 calendar days;

(b)               default in the payment of principal of or premium, if any, on any Note when due and payable on the Maturity Date, upon redemption, any required repurchase or repayment (including pursuant to Sections 4.16 and 16.03), declaration of acceleration or otherwise and such default continues for a period of five calendar days;

(c)                failure by the Issuer to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right, and such failure continues for a period of three Business Days;

(d)               failure by the Issuer to issue a Fundamental Change Notice in accordance with Section 15.02(c), notice of a Make-Whole Fundamental Change in accordance with Section 14.03(b) or notice of a Specified Corporate Event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), in each case, when due, and such failure continues for three Business Days after the due date for such notice;

(e)                failure by any Credit Party to comply with its obligations under Sections 4.05, 4.14 or 11.01;

(f)                failure by any Credit Party for (i) 30 calendar days with respect to Sections 4.12, 4.15, 4.19, 4.22, 4.23 and 4.27 or (ii) 60 calendar days with respect to any of their respective other agreements contained in the Notes and this Indenture, in each case, after written notice is delivered from the Trustee or the Holders of at least 25% in Initial Principal Amount of the Notes then outstanding to the Issuer to comply with any of its agreements contained in the Notes and this Indenture;

(g)               default by any Credit Party with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5,000,000 in the aggregate (or the foreign currency equivalent thereof) of such Credit Party, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of or interest on any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 calendar days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders of at least 25% in aggregate Initial Principal Amount of the Notes then outstanding has been received;

(h)               a final judgment or judgments for the payment of $5,000,000 (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) in the aggregate rendered against any Credit Party or any Subsidiary of any Credit Party, which judgment is not discharged or stayed within 30 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                 any Credit Party or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to any such Credit Party or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Credit Party or Significant Subsidiary or any substantial part of their respective properties, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)                 an involuntary case or other proceeding shall be commenced against any Credit Party or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to such Credit Party or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Credit Party or Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive calendar days; or

(k)               any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall for any other reason cease to be in full force and effect, other than in accordance with Section 4.16 and the other applicable terms of this Indenture, or a Guarantor, or any Person acting on its behalf, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02.      Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Issuer), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate Initial Principal Amount of the Notes then outstanding determined in accordance with Section 8.04, in each case, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare 100% of the Capitalized Principal Amount of, and any interest that has not been paid or capitalized, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Issuer occurs and is continuing, 100% of the Capitalized Principal Amount of, and any interest that has not been paid or capitalized on, all Notes, along with any Make-Whole Premium, shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, if (1) the Issuer shall have paid or deposited with the Trustee a sum sufficient to pay all matured installments of accrued interest that has not been paid or capitalized on upon the Notes, and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that such payment is enforceable under applicable law, on overdue installments of accrued interest not paid or capitalized, at the rate borne by the Notes at such time to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.06, (2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (3) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of, and premium, if any, and any interest that has not been paid or capitalized, on Notes that shall not have become due by their terms, shall have been remedied or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate Initial Principal Amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or any interest that has not been paid or capitalized, on, any Notes, (ii) a failure to repurchase any Notes when required under this Indenture, or (iii) a failure to pay or deliver, as the case may be, the consideration due upon exchange of the Notes.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Make-Whole Premium will be due and payable and shall constitute part of the obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the acceleration of the maturity of the Notes and the Issuer agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in cash in the event the Notes (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between holders and the Issuer giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledges that its agreement to pay the premium to Holders as herein described is a material inducement to holders to purchase the Notes.

Section 6.03.      Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent that the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.06(b) shall (i) for the first 180 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the Capitalized Principal Amount of the Notes outstanding for each day during such 180-calendar day period on which such an Event of Default is continuing and (ii) for the period from, and including, the 181st calendar day after the occurrence of such an Event of Default to, and including, the 270th calendar day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the Capitalized Principal Amount of Notes outstanding for each day during such additional 90-calendar day period on which such an Event of Default is continuing (in each case, together with any RRA Additional Interest, the “Additional Interest”). Such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 271st calendar day after such Event of Default (if the Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 271st calendar day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this Section 6.03 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Issuer does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Issuer elected to make such payment but does not pay or capitalize the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 270 calendar days after the occurrence of any Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.06(b) described in the immediately preceding paragraph, the Issuer must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election prior to the beginning of such 270-calendar day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. Neither the Trustee nor the Paying Agent shall at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

In no event shall Additional Interest payable in the event the Issuer elects to pay Additional Interest in respect of an Event of Default relating to Holdings’ failure to comply with its obligations under Section 4.06(b) as set forth in this Section 6.03, accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04.      Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee hereunder. If the Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, examiner, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the event of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and any interest that has not been paid or capitalized, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee hereunder; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, examiner, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation, reasonable expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee hereunder, incurred by it up to the date of such distribution. To the extent that such payment of compensation, reasonable expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the

Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.      Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in any capacity) and its agents hereunder;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and the cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon exchange) and accrued interest not paid or capitalized; and

Fourth, to the payment of the remainder, if any, to the Issuer.

Section 6.06.      Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and Redemption Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)               Holders of at least 25% in aggregate Initial Principal Amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                such Holders shall have offered to the Trustee such security or indemnity, in each case, satisfactory to it against all losses and expenses to be incurred therein or thereby;

(d)               the Trustee for 60 calendar days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)                no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate Initial Principal Amount of the Notes then outstanding within such 60-calendar day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein); it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders. For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, (y) any interest that has not been paid or capitalized, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.07.      Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.      Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.      Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to request indemnity or security satisfactory to it from the relevant Holders as described herein, the Holders of a majority of the aggregate Initial Principal Amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate Initial Principal Amount of the Notes at the time outstanding determined in accordance with Section 8.04, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of any interest that has not been paid or capitalized, on, or the principal (including any Fundamental Change Repurchase Price and Redemption Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Issuer to pay or deliver, as the case may be, the consideration due upon exchange of the Notes, (iii) a failure by the Issuer to redeem any Notes upon redemption of any Notes, (iv) a failure by the Issuer to repurchase any Notes when required under this Indenture or (v) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.      Notice of Defaults. The Trustee shall, within 10 calendar days after it receives notice of the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), or accrued interest that has not been paid or capitalized on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.      Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Initial Principal Amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any interest that has not been paid or capitalized, on any Note (including, but not limited to, the Fundamental Change Repurchase Price and Redemption Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.

Section 6.12.      Cause Irrelevant. Each of the events enumerated in Section 6.01 hereof will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Article 7
Concerning the Trustee

Section 7.01.      Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security, in each case, satisfactory to it against all losses liability or expenses that might be incurred by it in compliance with such request or direction. Prior to taking any action hereunder at the Issuer’s instruction, the Trustee shall be entitled to indemnification by the Issuer satisfactory to the Trustee against all losses and expenses caused by taking or not taking such action.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)                prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                 the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)               in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)                the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate Initial Principal Amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes;

(d)               whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)                the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)               in the absence of written investment direction from the Issuer, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Issuer;

(h)               in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, the rights, privileges, immunities, benefits and protections (including, without limitation, its right to be indemnified) afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent, and each agent, custodian and other Person employed to act hereunder;

(i)                 the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j)                 the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(l)                 the Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes;

(m)             the Trustee is not accountable for the Issuer’s use or application of the proceeds from the Notes or for any funds received and disbursed in accordance with this Indenture;

(n)               the Trustee shall not be liable for the obligations evidenced by the Notes; and

(o)               the Trustee is not be responsible for any statement in the Notes other than its certificate of authentication.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02.      Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)                the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request,

consent, order, bond, note, coupon, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)               any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c)                the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel;

(d)               the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)                the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)                the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(g)               the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(h)               before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be made liable for any action it takes or omits to take in good faith reliance on the Officers’ Certificate or opinion of counsel.

In no event shall the Trustee be liable for any consequential, special, indirect or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03.      No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.      Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Note Registrar.

Section 7.05.      Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06.      Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Issuer, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel (including fees and expenses of counsel in connection with enforcement of its rights to indemnity hereunder) and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Issuer also covenants to indemnify the Trustee (or any predecessor Trustee) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability fee or expense (including attorney’s fees and court costs), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim or liability (whether asserted by the Issuer, or any Holder or any other Person). The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes, and, for the avoidance of doubt, such lien shall not be extended in any manner that would conflict with the Issuer’s obligations to its other creditors. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Issuer. The obligation of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.      Officers’ Certificate as Evidence. Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.      Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09.      Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and by delivering notice thereof to the Holders. The Required Holders may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Upon receiving such notice of resignation, the Required Holders shall promptly appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 calendar days after the delivery of such notice of resignation to the Holders, the resigning Trustee may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                In case at any time any of the following shall occur:

(i)                 the Trustee shall fail to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Holder after such failure, or

(ii)               the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Required Holders may remove the Trustee and appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 calendar days after the delivery of such notice of resignation to the Holders, the resigning Trustee may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c)               The Required Holders may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee.

(d)                Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.09. The Trustee shall have no liability or responsibility for the action or inaction of any successor trustee.

Section 7.10.      Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Holders, Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Issuer and the successor trustee, at the written direction and at the expense of the Issuer shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Issuer fails to deliver such notice (or cause such notice to be delivered) within ten calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Issuer.

Section 7.11.      Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12.      Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Issuer for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Issuer has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01.      Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate Initial Principal Amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen calendar days prior to the date of commencement of solicitation of such action.

Section 8.02.      Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.      Who Are Deemed Absolute Owners. The Issuer, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued interest not paid or capitalized on such Note, for exchange of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an

Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Issuer, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.      Issuer-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate Initial Principal Amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Issuer, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Issuer, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.      Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate Initial Principal Amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01.      Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)                to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)               to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)                to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)               to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate Initial Principal Amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.      Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine in consultation with the Issuer or the Holders, as the case may be. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be mailed to the Issuer. Such notices shall be delivered or mailed, as the case may be, not less than 20 nor more than 90 calendar days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.      Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate Initial Principal Amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or delivered, as the case may be, the notice of such meeting within 20 calendar days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing or delivering, as the case may be, notice thereof as provided in Section 9.02.

Section 9.04.      Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05.      Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee may, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 9.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate Initial Principal Amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 Initial Principal Amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.      Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed or delivered, as the case may be, as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.      No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Nothing contained in this Article 9 shall be deemed or construed to limit any Holder actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Article 10
Supplemental Indentures

Section 10.01.  Supplemental Indentures Without Consent of Holders. The Issuer, when authorized by the resolutions of the Board of Directors, the Guarantors and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)                to add guarantees with respect to the Notes;

(b)               to secure the Notes;

(c)                to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer under this Indenture;

(d)               to decrease the Exchange Price as provided in Article 14;

(e)                to provide for the acceptance or appointment by a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee;

(f)                irrevocably elect one or more, or eliminate any of, the Settlement Methods or a Specified Dollar Amount;

(g)               to amend Section 2.05 of this Indenture and the transfer and exchange provisions of the Affiliate Note solely to facilitate transfers and exchanges of the Affiliate Note and the removal of the legend described in Section 2.05(c)(ii) in a manner that does not violate the applicable procedures of the Depositary or adversely affect the rights of any Holder; provided, that any such amendment does not impair the Issuer’s ability to effect the removal of the restrictive legend required by Section 2.05(c) and the assignment of an unrestricted CUSIP number to any Note (other than the Affiliate Note) on or after the Resale Restriction Termination Date; or

(h)               in connection with any Specified Corporate Event, provide that the Notes are exchangeable into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07.

On the written request of the Issuer, the Trustee is hereby authorized to, and shall join with the Issuer and the Guarantors in the execution of any such supplemental indenture pursuant to this Section 10.01, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.  Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Issuer, when authorized by the resolutions of the Board of Directors, the Guarantors and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner, waiving or eliminating any of the provisions of this Indenture, the Notes, the Note Guarantees or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)                reduce the consideration due upon exchange of the Notes;

(b)               reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                reduce the principal of or change the Maturity Date of any Note;

(d)               reduce the Redemption Price, Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e)                make any Note payable in a currency other than that stated in the Note and in this Indenture;

(f)                change the ranking of the Notes or any Note Guarantee in a manner adverse to Holders;

(g)               impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h)               change the provisions in Section 4.10;

(i)                 make any change in any Note Guarantee that would adversely affect the Holders;

(j)                 impair the right of any Holder to institute a suit for any payment on any Note, including with respect to any consideration due upon exchange of a Note;

(k)               make any change that impairs or adversely affects the exchange rights of any Holder or otherwise reduces the number of shares of Common Stock, amount of cash or any other property receivable by a Holder upon exchange;

(l)                 make any change to any amendment, modification or waiver provision of this Indenture; or

(m)             release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Upon the written request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Issuer shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03.  Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.  Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Issuer’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.  Evidence of Compliance of Supplemental Indenture or Waiver to Be Furnished to the Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or waiver executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms.

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01.  Holdings May Consolidate, Etc. on Certain Terms.

(a)                Holdings shall not consolidate with or merge with or into or otherwise combine with another Person, or sell, lease or otherwise transfer or dispose of (in one transaction or a series of related transactions) all or substantially all of the consolidated assets of Holdings and its Subsidiaries, taken as a whole, to another Person, unless:

(i)                 (1) Holdings is the surviving corporation or (2) (x) the resulting, surviving or transferee Person (if not Holdings or the Issuer, as applicable) (the “Successor Company”) (A) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or a corporation or an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom; provided, in each case, that to the extent that the property into which the Notes will be exchangeable will be common stock or other equity, such common stock or other equity will be of an entity that is a corporation for United States federal income tax purposes, and (B) expressly assumes by supplemental indenture all of Holdings’ obligations under this Indenture and the Parent Guarantee (including, for the avoidance of doubt, the obligation to pay Additional Amounts) and (y) the board of directors of Holdings and the board of directors of the surviving Person each determine that there is no reasonable concern that, as a result of such consolidation, merger, combination, sale, lease or other transfer or disposition, the surviving Person will not be able to satisfy its obligations to its creditors; and

(ii)               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

(iii)             For purposes of this Section 11.01, any sale, lease or other transfer or disposition of the assets of one or more Subsidiaries of Holdings (other than the Issuer) to another Person that would, if such assets were held directly by Holdings instead of such Subsidiaries, have constituted the sale, lease or other transfer or disposition of all or substantially all of the consolidated assets of Holdings and its Subsidiaries, taken as a whole, shall be deemed to be the sale, lease or other transfer or disposition of the assets of all or substantially all of the consolidated assets of Holdings and its Subsidiaries, taken as a whole, to another Person.

(b)               Upon any such consolidation, merger, combination, sale, lease or other transfer or disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued interest that has not been paid or capitalized on, all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery and/or payment, as the case may be, of any consideration due upon exchange of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture and the Parent Guarantee to be performed by Holdings, such Successor Company (if not Holdings) shall succeed to, and may exercise every right and power of and be substituted for Holdings with the same effect as if it had been named herein as the party of the first part, and Holdings shall be discharged from its obligations under the this Indenture and the Parent Guarantee, as applicable, except in the case of a lease. In the event of any such consolidation, merger, sale, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Parent Guarantor” in the first paragraph of this Indenture shall be released from its respective liabilities as guarantor and from its obligations under this Indenture and the Parent Guarantee.

Article 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01.  Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued interest not paid or capitalized on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Guarantees.

Article 13
The Guarantees

Section 13.01.  The Guarantees. Subject to the provisions of this Article 13, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at the Maturity Date, upon redemption, purchase pursuant to an Provisional Redemption or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture. Each guarantee shall be a guarantee of payment and not of collection.

Section 13.02.  Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1)        any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(2)        any modification or amendment of or supplement to this Indenture or any Note;

(3)        any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, examinership, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(4)        the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided, that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)        any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(6)        any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 13.03.  Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 13.04.  Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 13.05.  Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor (other than Holdings or Pernix Therapeutics, LLC) making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided, that the Guarantor (other than Holdings or Pernix Therapeutics, LLC) may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor (other than Holdings or Pernix Therapeutics, LLC), with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 13.06.  Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy, examinership or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 13.07.  Limitation on Amount of Guarantee. (a) Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the Bankruptcy Code or any comparable provision of state law.

To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Code or any comparable provision of state law.

(b)               In respect of a Guarantor which is a company incorporated under the laws of the Republic of Ireland, the obligations of any such Guarantor under the Note Guarantee are limited to the maximum amount which would not render such Guarantor’s obligations the provision of unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 of Ireland.

Section 13.08.  Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 13.09.  Release of Guarantees. So long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Note Guarantee of a Subsidiary Guarantor will be released (upon the execution by the Trustee of the documents described in the succeeding paragraph) upon:

(1)        a sale or other disposition of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to Holdings, any Subsidiary of Holdings or any of their respective Affiliates) that complies with Sections 4.05 and 4.16 and is otherwise permitted by this Indenture; and

(2)        defeasance or discharge of the Notes, as provided in “Satisfaction and Discharge.”

The Issuer shall deliver to the Trustee of an Officers’ Certificate and an Opinion of Counsel that all conditions precedent to the release of the Note Guarantee have been complied with and that the release of the Note Guarantee is permitted by this Indenture, whereupon the Trustee will execute any documents reasonably required (and prepared by and at the expense of the Issuer) in order to evidence the release of the Subsidiary Guarantor from its obligations under its Note Guarantee.

Article 14
Exchange of Notes

Section 14.01.  Exchange Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion of such Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial exchange price of $5.50 per share of Common Stock (subject to adjustment as provided in this Article 14, the “Exchange Price”) (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”). The Exchange Price on any Exchange Date will not be increased in connection with any increase in the Capitalized Principal Amount.

(b)               If the Issuer provides a Redemption Notice pursuant to Section 16.02 in respect of a Provisional Redemption, Holders may exchange all or any portion of their Notes at any time prior to the close of business on the second Scheduled Trading Day preceding the Redemption Date (a “Redemption Exchange Period”). After that time, a Holder’s right to exchange its Notes called for redemption will expire unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder may exchange its Notes called for redemption until the Redemption Price is paid or duly provided for.

(c)                If a Holder exchanges all or any portion of its Notes in connection with a Provisional Redemption, the Exchange Price shall be decreased pursuant to Section 14.03.

Section 14.02.  Exchange Procedure; Settlement Upon Exchange. (a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, the Issuer shall pay to the exchanging Holder, in respect of each $1,000 Initial Principal Amount of Notes being exchanged, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 shall be delivered to the exchanging Holder (“Physical Settlement”) or a combination of cash and shares of Common Stock shall be delivered to the exchanging Holder, together with cash to be paid by the Issuer, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at the Issuer’s election, as set forth in this Section 14.02. Any Settlement Notice containing the Issuer's election shall include an acknowledgment by Holdings that Holdings has directed the Issuer to make such election.

(i)                 All exchanges for which the relevant Exchange Date occurs during the period from, and including, the 25th Scheduled Trading Day immediately preceding the Maturity Date to, and including, the second Scheduled Trading Day immediately preceding the Maturity Date shall be settled using the same Settlement Method and all exchanges for which the relevant Exchange Date occurs during a Redemption Exchange Period shall be settled using (A) Combination Settlement (if there is an effective registration statement under the Securities Act relating to the offer and sale of the shares of Common Stock to be delivered upon such exchange and Holdings reasonably expects such registration statement to remain effective for the next 30 Scheduled Trading Days following the date such shares of Common Stock would be delivered to the Holder) or (B) Cash Settlement (if there is no effective registration statement under the Securities Act relating to the offer and sale of the shares of Common Stock to be delivered upon an exchange or Holdings does not reasonably expect to maintain the effectiveness of a registration statement under the Securities Act for the next 30

Scheduled Trading Days following the date such shares of Common Stock would be delivered by Holdings to the Holders).

(ii)               Except for any exchanges described in Section 14.02(a)(i), the same Settlement Method shall apply for all exchanges with the same Exchange Date, but there is no obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(iii)             If, in respect of any Exchange Date (or the period from, and including, the 25th Scheduled Trading Day immediately preceding the Maturity Date to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date), the Issuer (acting on the direction of Holdings) elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Exchange Date (or such period, as the case may be), the Issuer shall notify the Trustee and the Exchange Agent (if other than the Trustee) in writing and shall cause such Settlement Notice to be delivered to exchanging Holders no later than the close of business on the second Trading Day immediately following the relevant Exchange Date (or, in the case of any exchanges occurring during the period from, and including, the 25th Scheduled Trading Day immediately preceding the Maturity Date to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date), no later than the close of business on the 25th Scheduled Trading Day immediately preceding the Maturity Date, in the related Redemption Notice. If the Issuer (acting on the direction of Holdings) does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement and the Issuer shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 Initial Principal Amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 Initial Principal Amount of Notes. If the Issuer delivers a Settlement Notice electing (or is deemed to have elected) Combination Settlement in respect of its Exchange Obligation but does not indicate a Specified Dollar Amount per $1,000 Initial Principal Amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 Initial Principal Amount of Notes shall be deemed to be $1,000. The Issuer (acting on the direction of Holdings) may at any time prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date irrevocably elect to settle all exchanges through Combination Settlement with a Specified Dollar Amount that Holdings elects.

(iv)             With respect to any exchange, the cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(A)             if the Issuer (acting on the direction of Holdings) elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, Holdings shall deliver to the exchanging Holder in respect of each $1,000 Initial Principal Amount of Notes being exchanged a number of shares of Common Stock equal to the applicable Exchange Amount in effect on the Exchange Date plus cash in lieu of delivering any fractional share;

(B)              if the Issuer (acting on the direction of Holdings) elects to satisfy the Exchange Obligation in respect of such exchange by Cash Settlement, the Issuer shall pay to the exchanging Holder in respect of each $1,000 Initial Principal Amount of Notes being exchanged cash in an amount equal to the sum of the applicable Daily Exchange Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C)              if the Issuer elects (acting on the direction of Holdings, or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Issuer shall pay or Holdings shall deliver, as the case may be, in respect of each $1,000 Initial Principal Amount of Notes being exchanged, a Settlement Amount equal to the sum of the applicable Daily Settlement Amounts for each of the 20 consecutive Trading Days during the relevant Observation Period.

(v)               The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Issuer promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Issuer shall notify the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(vi)             For the avoidance of doubt, in connection with any Physical Settlement or Combination Settlement, the obligations of Holdings under this Indenture is, inter alia, to issue such shares of Common Stock as required hereunder and nothing in this Indenture shall require the Issuer to acquire, hold or subscribe for Common Stock in Holdings and the Issuer shall have no obligation to deliver Common Stock.

(b)               Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time (allowing for sufficient time to comply) and, if required, (1) pay funds to the Exchange Agent equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (2) pay all transfer and similar taxes as set forth in Section 14.02(d) and Section 14.02(e); and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer and similar taxes as set forth in Section 14.02(d) and Section 14.02(e) and (5) if required, pay funds to the Exchange Agent equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Exchange Agent shall notify the Issuer of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate Initial Principal Amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Issuer shall pay or Holdings shall deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the relevant Exchange Date, if the Issuer (acting on the direction of Holdings) elects to satisfy the Exchange Obligation by Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to exchanging Holders, Holdings shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Exchange Obligation.

(d)               In case any Physical Note shall be surrendered for partial exchange, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Physical Note so surrendered a new Physical Note or Physical Notes in authorized denominations in an aggregate Initial Principal Amount equal to the unexchanged portion of the surrendered Physical Note, without payment of any service charge by the exchanging Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Physical Notes issued upon such exchange being different from the name of the Holder of the old Physical Notes surrendered for such exchange.

(e)                If a Holder submits a Note for exchange, Holdings shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon exchange, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder must pay that tax. The Issuer may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Issuer receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the exchange of any Note as provided in this Article 14.

(g)               Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the Initial Principal Amount represented thereby. The Issuer shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h)               Upon exchange, a Holder shall not receive any separate cash payment for any interest that has not been paid or capitalized, except as set forth below. The settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the Capitalized Principal Amount of the Note and any accrued interest that has not been paid or capitalized to, but excluding, the relevant Exchange Date. As a result, any accrued interest that has not been paid or capitalized to, but excluding, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and shares of Common Stock, any accrued interest that has not been paid or capitalized will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period beginning after the close of business on any Regular Record Date and ending at the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged assuming such interest will be paid by the All Cash Method (and the Issuer shall be deemed to have elected the All Cash Method with respect to the payment of such interest); provided that no such payment shall be required (1) for Notes surrendered for exchange after the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the date on which the corresponding interest payment is made; (3) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date described in clause (2) and any Fundamental Change Repurchase Date described in clause (3) of the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been exchanged or repurchased, as applicable, following such Regular Record Date.

(i)                 The Person in whose name the shares of Common Stock shall be issuable upon exchange shall be treated as a stockholder of record as of the close of business on the relevant Exchange Date (if the Issuer elects (acting on the direction of Holdings), or Holdings is required, to satisfy the related Exchange Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Issuer and Holdings satisfy the related Exchange Obligation by Combination Settlement), as the case may be. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.

(j)                 Holdings shall not issue any fractional share of Common Stock upon exchange of the Notes and the Issuer shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon exchange based on the Daily VWAP on the relevant Exchange Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for exchange, if the Issuer has elected Combination Settlement (acting on the direction of Holdings), the full number of shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03.  Adjustment to Exchange Price upon Exchange upon a Make-Whole Fundamental Change or a Provisional Redemption. (a) If, (i) prior to the Maturity Date, a Make-Whole Fundamental Change occurs or (ii) the Issuer calls the Notes for Provisional Redemption pursuant to Section 16.01, and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or Provisional Redemption, the Issuer shall, under the circumstances described below, decrease the Exchange Price for the Notes so surrendered for exchange, as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” (x) such Make-Whole Fundamental Change if the relevant Notice of Exchange for such Notes is received by the Exchange Agent from, and including, the Effective Date up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date) or (y) such Provisional

Redemption if the relevant Notice of Exchange for such Notes is received by the Exchange Agent during the relevant Redemption Exchange Period.

(b)               Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change or a Provisional Redemption, the Issuer (together with Holdings in respect of a Physical Settlement or Combination Settlement) at its option shall satisfy the related Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 Initial Principal Amount of exchanged Notes equal to the product of the Stock Price times the quotient of the Capitalized Principal Amount in respect of such $1,000 Initial Principal Amount divided by the Exchange Price (including any adjustment as described in this Section 14.03). In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the third Business Day following the Exchange Date. The Issuer shall notify the Holders and the Trustee in writing of any Effective Date no later than five Business Days after such Effective Date.

(c)                The amount, if any, by which the Exchange Price shall be decreased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the Redemption Notice Date, as applicable, and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or the stock price with respect to the Redemption Date (as determined below), as applicable (the “Stock Price”). If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. In the case of any other Make-Whole Fundamental Change, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date. The Stock Price in connection with a Provisional Redemption shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date. In the event that an exchange in connection with a Provisional Redemption would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be exchanged shall be entitled to a single decrease to the Exchange Price with respect to the first to occur of the applicable Redemption Notice Date or the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be deemed not to have occurred for purposes of this Section 14.03. The Board of Directors and board of directors of Holdings shall make appropriate adjustments to the Stock Price, in their good faith determination, to account for any adjustment to the Exchange Price that becomes effective, or any event requiring an adjustment to the Exchange Price where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such five consecutive Trading Day period.

(d)               The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Price of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the denominator of which is the Exchange Price immediately prior to such adjustment giving rise to the Stock Price adjustment and the numerator is the Exchange Price as so adjusted. The amount by which the Exchange Price will be decreased as set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Price as set forth in Section 14.04.

(e)                The following table sets forth the amount, if any, by which the Exchange Price will be decreased pursuant to this Section 14.03 for each Stock Price and Effective Date or Redemption Notice Date, as applicable, set forth below:

Effective Date / Redemption Notice Date	Stock Price
	$4.49	$4.50	$5.00	$5.50	$6.50	$7.50	$10.00	$12.50	$15.00	$17.50	$20.00
July 21, 2017	$1.01	$1.01	$1.01	$0.99	$0.80	$0.66	$0.43	$0.31	$0.22	$0.17	$0.13
Jul 15, 2018	$1.01	$1.01	$1.01	$0.97	$0.77	$0.63	$0.40	$0.28	$0.20	$0.15	$0.12
July 15, 2019	$1.01	$1.01	$1.01	$0.94	$0.73	$0.58	$0.36	$0.24	$0.17	$0.13	$0.10
July 15, 2020	$1.01	$1.01	$1.01	$0.88	$0.65	$0.49	$0.28	$0.18	$0.13	$0.09	$0.07
July 15, 2021	$1.01	$1.01	$0.92	$0.74	$0.48	$0.33	$0.15	$0.09	$0.06	$0.05	$0.04
July 15, 2022	$1.01	$1.00	$0.50	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

The exact Stock Prices and dates may not be set forth in the table above, in which case:

(i)                 if the Stock Price is between two Stock Prices in the table above or the Effective Date or Redemption Notice Date is between two dates in the table, the amount by which the Exchange Price shall be decreased shall be determined by a straight-line interpolation between the amount of the Exchange Price decrease set forth for the higher and lower Stock Prices and the earlier and later dates based on a 365-calendar day year;

(ii)               if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), the Exchange Price shall not be decreased; and

(iii)             if the Stock Price is less than $4.49 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), the Exchange Price shall not be decreased.

Notwithstanding the foregoing, in no event shall the Exchange Price be decreased below $4.49, subject to adjustment in the same manner as the Exchange Price pursuant to Section 14.04.

(f)                Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Price pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change or during a Redemption Exchange Period.

Section 14.04.  Adjustment of Exchange Price. The Exchange Price shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Exchange Price if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer, in each case, that would result in an adjustment to the Exchange Price pursuant to Section 14.04(a) or Section 14.04(e) below), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of shares of Common Stock in respect of each $1,000 Initial Principal Amount of Notes held by such Holder equal to the Exchange Amount.

(a)                If Holdings exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if Holdings effects a share split or share combination, the Exchange Price shall be adjusted based on the following formula:

where,

EP0 =      the Exchange Price in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

EP1 =      the Exchange Price in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0 =     the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS1 =     the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Price shall be immediately readjusted, effective as of the date the board of directors of Holdings determines not to pay such dividend or distribution, to the Exchange Price that would then be in effect if such dividend or distribution had not been declared.

(b)               If Holdings issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale

Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Price shall be decreased based on the following formula:

where,

EP0 =      the Exchange Price in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

EP1 =      the Exchange Price in effect immediately after the open of business on such Ex-Dividend Date;

OS0 =     the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X =          the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =          the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any decrease made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Price shall be increased to the Exchange Price that would then be in effect had the decrease with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Price shall be increased to the Exchange Price that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Holdings for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the board of directors of Holdings.

(c)                If Holdings distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of Holdings or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), (iii) any dividends or distributions of Reference Property in exchange for Common Stock in connection with any transaction described in Section 14.07, (iv) except as otherwise provided in Section 14.11, rights issued pursuant to a shareholder rights plan adopted by Holdings and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire shares of Capital Stock or other securities, the “Distributed Property”), then the Exchange Price shall be decreased based on the following formula:

where,

EP0 =    the Exchange Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

EP1 =    the Exchange Price in effect immediately after the open of business on such Ex-Dividend Date;

SP0 =    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =   the fair market value (as determined by the board of directors of Holdings) of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Price shall be increased to be the Exchange Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each Holder of a Note shall receive, in respect of each $1,000 Initial Principal Amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Amount in effect on the Record Date for the distribution. If the board of directors of Holdings determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Holdings, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Price shall be decreased based on the following formula:

where,

EP0 =     the Exchange Price in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

EP1 =     the Exchange Price in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the shares of Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =    the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The decrease to the Exchange Price under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but shall be given effect at the open of business on the Ex-Dividend Date for such Spin-Off. Notwithstanding the foregoing, in respect of any exchange of Notes during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Exchange Date in determining the Exchange Price. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any exchange of Notes, references in the preceding paragraph to 10 consecutive Trading Days will be deemed to be replaced, solely in respect of that exchange of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Exchange Price shall be increased to be the Exchange Price that would then be in effect if such distribution had not been declared, effective as of the date on which the board of directors of Holdings determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by Holdings to all holders of the Common Stock entitling them to subscribe for or purchase shares of Holdings’ Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Triggering Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Price under this Section 14.04(c) will be required) until the occurrence of the earliest Triggering Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Price shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Triggering Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Price under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Price shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Price shall then again be readjusted to give effect to such distribution, deemed distribution or Triggering Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated (or deemed to have expired or been terminated pursuant to the immediately preceding sentence) without exercise by any holders thereof, the Exchange Price shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Exchange Price was made in connection with such issuance).

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)       a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)       a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Price adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Price adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)               If Holdings makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Exchange Price shall be adjusted based on the following formula:

where,

EP0 =   the Exchange Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

EP1 =   the Exchange Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =  the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =       the amount in cash per share Holdings distributes to all or substantially all holders of the Common Stock.

Any decrease made under this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Price shall be increased, effective as of the date the board of directors of Holdings determines not to make or pay such dividend or distribution, to be the Exchange Price that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each Holder of a Note shall receive, for each $1,000 Initial Principal Amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Amount on the Ex-Dividend Date for such cash dividend or distribution.

(e)                If Holdings or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Price shall be decreased based on the following formula:

where,

EP0 =     the Exchange Price in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

EP1 =     the Exchange Price in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC =      the aggregate value of all cash and any other consideration (as determined by the board of directors of Holdings) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =   the number of shares of Common Stock outstanding immediately prior to the open of business on the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =    the number of shares of Common Stock outstanding immediately after the open of business on the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 =     the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The decrease to the Exchange Price under this Section 14.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, but shall be given effect at the open of business on the Trading Day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, in respect of any exchange of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Exchange Date in determining the Exchange Price. In addition, if the Trading Day next succeeding the expiration date for such tender or exchange offer is less than 10 Trading Days prior to, and including, the end of the Observation Period (if applicable) in respect of any exchange of Notes, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that exchange of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer to, and including, the last Trading Day of such Observation Period. For the avoidance of doubt, no adjustment pursuant to this Section 14.04(e) shall be made if such adjustment would result in an increase in the Exchange Price.

If Holdings is obligated to purchase shares of the Common Stock pursuant to any such tender or exchange offer described in this Section 14.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Exchange Price shall be readjusted to be the Exchange Price that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)                Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Price adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exchange Date as described under Section 14.02(i) based on an adjusted Exchange Price for such Ex-Dividend Date, then, notwithstanding the Exchange Price adjustment provisions in this Section 14.04, the Exchange Price adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)               Except as stated herein, the Issuer shall not adjust the Exchange Price for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)               In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable listing standards of The NASDAQ Global Market (or of any other exchange on which any of Holdings’ securities are then listed), the Issuer from time to time may decrease the Exchange Price by any amount for a period of at least 20 Business Days if the Board of Directors and the board of directors of Holdings determines that such decrease would be in Holdings’ and the Issuer’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable listing standards of The NASDAQ Global Market (or of any other exchange on which any of Holdings’ securities are then listed), the Issuer may (but is not required to) decrease the Exchange Price to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Exchange Price is decreased pursuant to either of the preceding two sentences, the Issuer shall deliver to the Holder of each Note a notice of the decrease at least 15 calendar days prior to the date the decreased Exchange Price takes effect, and such notice shall state the decreased Exchange Price and the period during which it will be in effect.

(i)                 Notwithstanding anything to the contrary in this Article 14, the Exchange Price shall not be adjusted:

(i)                 upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Holdings’ securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)               upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Holdings or any of Holdings’ Subsidiaries;

(iii)             except as set forth in Section 14.04(b) or Section 14.04(c), upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection;

(iv)             solely for a change in the par value (or lack of par value) of the Common Stock;

(v)               upon the repurchase of any shares of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the kind described in Section 14.04(e); or

(vi)             for any interest that has not been paid or capitalized.

(j)                 All calculations and other determinations under this Article 14 shall be made by the Issuer and shall be made to the nearest cent.

(k)               Whenever the Exchange Price is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and the Exchange Agent if not the Trustee) shall have received such Officers’ Certificate, the Trustee (and the Exchange Agent if not the Trustee) shall not be deemed to have knowledge of any adjustment of the Exchange Price and may assume without inquiry that the last Exchange Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Exchange Price setting forth the adjusted Exchange Price and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Price to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                 For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of Holdings, so long as Holdings does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Holdings, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)             If, in the case of any exchange of a Note to which Combination Settlement applies, on any Trading Day during the Observation Period for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such Trading Day, and

(i)                 the Ex-Dividend Date for any issuance, dividend or distribution, the Effective Date for any share split or combination or the expiration date for any tender offer or exchange offer by Holdings (or, in the case of a tender offer or exchange offer, by one of Holdings’ Subsidiaries) that, in each case, would require an adjustment to the Exchange Price under clauses (a) through (e) of this Section 14.04 occurs prior to the Issuer’s delivery of such shares of Common Stock to the exchanging Holder;

(ii)               the applicable Exchange Price for such Trading Day will not reflect such adjustment; and

(iii)             the shares of Common Stock that Holdings will deliver to the exchanging Holder with respect to such Trading Day are not entitled to participate in the relevant event (because the exchanging Holder is not treated as the holder of such shares of Common Stock on the related Ex-Dividend Date, Effective Date, expiration date or otherwise), then the Issuer shall adjust the number of shares that Holdings delivers to such Holder as part of the Daily Settlement Amount for such Trading Day in a manner that the Board of Directors and the board of directors of Holdings determine appropriately reflects the relevant issuance, dividend, distribution, transaction or event.

Section 14.05.  Adjustments of Prices. Whenever any provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to Section 14.04) to each to account for any adjustment to the Exchange Price that becomes effective, or any event requiring an adjustment to the Exchange Price where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

Section 14.06.  Shares to Be Reserved. Holdings shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming that at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder and that Physical Settlement were applicable). Neither Holdings nor the Issuer shall take any action that would require an adjustment to the Exchange Price pursuant to Section 14.04 such that the maximum number of shares of Common Stock issuable upon the exchange of all of the Outstanding Notes (taking into account Section 14.03) would exceed the number of then-authorized but unissued shares of Common Stock (or shares of Common Stock held in treasury) not reserved for other purposes.

Section 14.07.  Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:

(i)                 any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii)               any consolidation, merger or combination involving Holdings;

(iii)             any sale, lease or other transfer to a third party of the consolidated assets of Holdings and its Subsidiaries substantially as an entirety; or

(iv)             any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each, a “Specified Corporate Event”), then the Issuer and Holdings or the Issuer and the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01 (l) providing that, at and after the effective time of such Specified Corporate Event, the right to exchange each $1,000 Initial Principal Amount of Notes shall be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Amount immediately prior to such Specified Corporate Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon the occurrence of such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event, (A) then the Issuer (acting on the direction of Holdings) or the Successor Company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02 and (B) (x) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (y) any shares of Common Stock that Holdings would have been required to deliver upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be exchangeable shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Specified Corporate Event (A) the consideration due upon exchange of each $1,000 Initial Principal Amount of Notes shall be solely cash in an amount equal to (a) the quotient of the Capitalized Principal Amount of such Note divided by the Exchange Price in effect on the Exchange Date (as may be decreased pursuant to Section 14.03), multiplied by (b) the price paid per share of Common Stock in such Specified Corporate Event and (B) the Issuer shall satisfy the Exchange Obligation by paying such cash amount to exchanging Holders on the third Business Day immediately following the relevant Exchange Date. The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for (x) anti-dilution adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Article 14, with respect to any

Reference Property consisting of shares of Common Equity, and (y) with respect to any other Reference Property, such adjustments (if any) that the Board of Directors and the board of directors of Holdings determine in good faith are appropriate. If, in the case of any Specified Corporate Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Issuer or the Successor Company, as the case may be, in such Specified Corporate Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors and the board of directors of Holdings shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the repurchase rights set forth in Article 15.

(b)               When the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Issuer shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                Neither the Issuer nor Holdings shall become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, all as set forth in Section 14.01 and Section 14.02, prior to the effective date of such Specified Corporate Event.

(d)               The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08.  Certain Covenants. (a) Each of the Issuer and Holdings covenants that all shares of Common Stock issued upon exchange of Notes will be fully paid and non-assessable by Holdings and free from all taxes, liens and charges with respect to the issue thereof.

(b)               Each of the Issuer and Holdings covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon exchange, Holdings will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                Each of the Issuer and Holdings further covenant that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system Holdings will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon exchange of the Notes.

Section 14.09.  Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Price (or any adjustment thereto) or whether any facts exist that may require any adjustment of the Exchange Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer and Holdings to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer and Holdings contained herein. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Issuer has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

Section 14.10.  Notice to Holders Prior to Certain Actions. In case of any:

(a)                action by Holdings or one of its Subsidiaries that would require an adjustment in the Exchange Price pursuant to Section 14.04 or Section 14.11;

(b)               Specified Corporate Event; or

(c)                voluntary or involuntary dissolution, liquidation or winding-up of Holdings;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Issuer shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, a notice stating the date on which a record is to be taken for the purpose of such action by Holdings or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by Holdings no later than the earlier of the date notice of such date is required to be provided under Rule 10b-17 of the Exchange Act or applicable rules of the Relevant Stock Exchange and such date is publicly announced by Holdings. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by Holdings or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.

Section 14.11.  Shareholder Rights Plans. If Holdings has a shareholder rights plan in effect upon exchange of the Notes, each share of Common Stock, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Exchange Price shall be adjusted at the time of separation as if Holdings distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12.  Exchange to Financial Institutions Designated by the Issuer. Notwithstanding anything herein to the contrary, when a Holder surrenders Notes for exchange, the Issuer or Holdings (as applicable) may, at its election (an “Exchange Election”), direct the Exchange Agent to surrender, on or prior to the second Trading Day following the Exchange Date, such Notes to a financial institution designated by Holdings for exchange by such financial institution in lieu of exchange by the Issuer or Holdings (as applicable). In order to accept any Notes surrendered for exchange, the designated financial institution must agree to timely deliver, in exchange for such Notes, the cash, shares of Common Stock or combination thereof due upon exchange at the time and in the manner provided in this Article 14. If the Issuer or Holdings (as applicable) makes an Exchange Election, the Issuer shall, by the close of business on the second Trading Day following the relevant Exchange Date, notify the Holder surrendering its Notes for exchange that the Issuer or Holdings (as applicable) has made the Exchange Election and the Issuer or Holdings (as applicable) shall notify the designated financial institution of the Settlement Method the Issuer or Holdings (as applicable) has elected with respect to such exchange and the relevant deadline for payment and/or delivery of the cash, shares of Common Stock, cash or a combination thereof due upon exchange.

Any Notes exchanged by the designated financial institution shall remain Outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the required cash, shares of Common Stock or a combination thereof due upon exchange, or if such designated financial institution does not accept the Notes for exchange, the Issuer or Holdings (as applicable) shall pay and/or deliver the required cash, shares of Common Stock or a combination thereof due upon exchange to the exchanging Holder at the time and in the manner provided in this Article 14 as if the Issuer or Holdings (as applicable) had not made an Exchange Election.

The designation of a financial institution to which Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Issuer and/or Holdings (as applicable)). The Issuer and/or Holdings (as applicable) may, but is not obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transactions.

Section 14.13.  Certain Limitations on Settlement. For so long as the Common Stock is registered under the Exchange Act, a beneficial owner of the Notes shall not be entitled to receive shares of Common Stock upon exchange of any Notes during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such beneficial owner upon exchange of the Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of Common Stock ownership with such beneficial owner under Section 13 or Section 16 of the Exchange Act and the rules and regulations promulgated thereunder at such time, including without limitation each “group” of which such beneficial owner is a member (an “Aggregated Person”), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.99% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Exchange Blocker”).

Notwithstanding the foregoing, Holdings shall issue shares of Common Stock upon exchange of such beneficial owner’s Notes up to (but not exceeding) the number of shares of Common Stock that would cause such beneficial owner’s beneficial ownership of Common Stock (together with that of any Aggregated Person) to equal the Restricted Ownership Percentage; provided, that each beneficial owner shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such beneficial owner immediately upon prior written notice to Holdings (provided, that, for the avoidance of doubt, in such event, such beneficial owner may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such beneficial owner (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Notes will be exchangeable by such beneficial owner up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such beneficial owner (together with any Aggregated Person) upon 65 days’ prior written notice to Holdings (but in no case can the Restricted Ownership Percentage be increased above 9.99%).

Under no circumstances shall the Trustee or the Exchange Agent have any obligation to identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 14.13.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01.  Intentionally Omitted.

Section 15.02.  Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion of the Initial Principal Amount thereof that is equal to $1,000 or an integral multiple of $1.00 (or the remaining Capitalized Principal Amount of the Notes held by such holder), on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Notice at a repurchase price equal to 100% of the Capitalized Principal Amount thereof, plus accrued interest thereon that has not been paid or capitalized to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued interest that has not been paid or capitalized to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the Capitalized Principal Amount of Notes to be repurchased pursuant to this Article 15.

(b)               Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon delivery of the Notes prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, (x) if the Notes are Physical Notes, by physical delivery to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the corporate trust office of the Paying Agent, or (y) if the Notes are Global Notes, by book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor. Holders of Physical Notes must also deliver to the Paying Agent and the Trustee a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A. The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                 the certificate numbers of the Notes to be delivered for repurchase;

(ii)               the portion of the principal amount of Notes to be repurchased, which must be $1,000 Initial Principal Amount or an integral multiple of $1.00 thereof (or the remaining Capitalized Principal Amount of the outstanding Notes); and

(iii)              that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

If the Notes are Global Notes, Holders must tender their Notes in accordance with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder electing to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof, as contemplated by this Section 15.02, shall have the right to withdraw, in whole or in part, such notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03, in the case of Physical Notes, and in accordance with appropriate Depositary procedures, in the case of Global Notes.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or notice of withdrawal thereof.

(c)                On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders of Notes and the Trustee (and the Exchange Agent if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Notice shall specify:

(i)                 the events causing the Fundamental Change;

(ii)               the date of the Fundamental Change;

(iii)             the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)             the Fundamental Change Repurchase Price;

(v)               the Fundamental Change Repurchase Date;

(vi)             the name and address of the Trustee, Paying Agent and the Exchange Agent, if applicable;

(vii)           if applicable, the Exchange Price and any adjustments to the Exchange Price;

(viii)         that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the

Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)             the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Issuer’s written request, the Trustee shall within a reasonable time give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Issuer.

(d)               Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03.  Withdrawal of Fundamental Change Repurchase Notice. (a) Holders of Physical Notes may withdraw (in whole or in part) a Fundamental Change Repurchase Notice by means of a written notice of withdrawal delivered to the corporate trust office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)               if Physical Notes have been issued, the certificate number(s) of the Note(s) in respect of which such notice of withdrawal is being submitted; and

(iii)             the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Initial Principal Amounts of $1,000 or an integral multiple of $1.00 (or the remaining Capitalized Principal Amount of the outstanding Notes).

If the Notes are Global Notes, Holders must withdraw the Notes they have elected to require the Issuer to repurchase in accordance with appropriate procedures of the Depositary.

Section 15.04.  Deposit of Fundamental Change Repurchase Price. (a) The Issuer will deposit with the Trustee (or other Paying Agent appointed by the Issuer, or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Issuer), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b)               If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Issuer) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn in accordance with Section 15.03, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

(c)                Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.  Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Issuer will, if required:

(a)                comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)               file a Schedule TO or any other required schedule under the Exchange Act; and

(c)                otherwise comply with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15; provided, that to the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Issuer’s obligations to purchase the Notes upon a Fundamental Change, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Article 16
Provisional Redemption; Redemption Procedures; Repayment Procedures

Section 16.01.  Provisional Redemption. The Issuer may redeem, at its option, all or part of the Notes if the Last Reported Sale Price of the Common Stock has been at least 120% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides written notice of redemption (a “Provisional Redemption”, and such date of redemption, the “Redemption Date”). The Issuer shall redeem the Notes pursuant to a Provisional Redemption at a redemption price (a “Redemption Price”) equal to 100% of the Capitalized Principal Amount of the Notes to be redeemed, plus accrued interest that has not been paid or capitalized to, but excluding, the Redemption Date, unless the Redemption Date falls after a Regular Record Date and prior to the corresponding Interest Payment Date, in which case the Issuer will not pay such interest to any Holder of Notes to be redeemed, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such a Regular Record Date and the Redemption Price shall be equal to 100% of the Capitalized Principal Amount of the Notes to be redeemed. Neither the Trustee nor the Paying Agent shall have any responsibility to calculate the Redemption Price.

Section 16.02.  Redemption Procedures. (a) The Issuer shall provide not less than 30 nor more than 45 Scheduled Trading Days’ written notice before a redemption date relating to a Provisional Redemption under Section 16.01, in each case, to the Trustee, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and each Holder (each, a “Redemption Notice” and the date of any such Redemption Notice, the “Redemption Notice Date”) (in each case, with written notice to the Trustee no less than seven calendar days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice in the event the Trustee is engaged by the Issuer to send such notice or cause such notice to be sent, in each case, in the Issuer’s name and at the Issuer’s expense). Any Notes redeemed by the Issuer shall be paid for in cash. The Redemption Date must be a Business Day.

(b)               If, in the case of a Provisional Redemption, the Issuer decides to redeem fewer than all of the outstanding Notes, the Notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Physical Notes, the Trustee shall select Notes to be redeemed pro rata, by lot or such other method as the Trustee shall deem fair and appropriate. If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder exchanges a portion of such Notes, the exchanged portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Issuer shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to such Notes).

(c)                No sinking fund is provided for the Notes.

Section 16.03.  Repayment Triggering Event Redemption. (a) Within 8 Business Days of a Repayment Triggering Event, the Issuer shall send an unconditional written notice of redemption (a “Repayment Redemption Notice” and the date of any such Repayment Redemption Notice, the “Repayment Redemption Notice Date”) to the Trustee and each Holder (a “Repayment Triggering Event Redemption”) (in each case, with written notice to the Trustee of no less than 5 Business Days or such shorter period as agreed by the Trustee)) prior to the sending of such Repayment Redemption Notice in the event the Trustee is engaged by the Issuer to send such notice or cause such notice to be sent, in each case, in the Issuer’s name and at the Issuer’s expense).

(b)       On or prior to 11:00 a.m. (New York City time) on the fifth Business Day following, but not including, the Repayment Redemption Notice Date (the “Repayment Triggering Event Redemption Date”), the Issuer shall redeem an aggregate principal amount of Notes equal to the Redemption Amount (which shall be equal to 100% of the Capitalized Principal Amount of the Notes) plus accrued and unpaid interest thereon to the Repayment Triggering Event Redemption Date, unless the Repayment Triggering Event Redemption Date falls after a Regular Record Date and prior to the corresponding Interest Payment Date, in which case the Issuer will not pay such interest to any Holder of Notes to be redeemed, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such a Regular Record Date and the redemption price shall be equal to 100% of the Capitalized Principal Amount of the Notes to be redeemed. Neither the Trustee nor the Paying Agent shall have any responsibility to calculate the redemption price. The Payment of the Redemption Amount plus accrued and unpaid interest for Notes subject to redemption will be made by the Issuer in cash by 11:00 a.m. New York City time on the Repayment

Triggering Event Redemption Date. If by 11:00 a.m. New York City time, on the Repayment Triggering Event Redemption Date, the Trustee (or other Paying Agent appointed by the Issuer) holds money equal to the Redemption Amount plus accrued and unpaid interest, (i) such redeemed Notes will cease to be outstanding, (ii) interest will cease to accrue on such redeemed Notes and (iii) all other rights of the Holders of such Notes will terminate.

If, in the case of a Repayment Triggering Event Redemption, the Issuer redeems fewer than all of the outstanding Notes, the Notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Physical Notes, the Trustee shall select Notes to be redeemed in pro rata, by lot or such other method as the Trustee shall deem fair and appropriate. If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder exchanges a portion of such Notes, the exchanged portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Issuer shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

(d) If the Issuer provides a Redemption Repayment Notice pursuant to this Section 16.03, Holders may exchange all or any portion of their Notes at any time prior to the close of business on the second Scheduled Trading Day preceding the Repayment Triggering Event Redemption Date. After that time, a Holder’s right to exchange its Notes called for redemption pursuant to this Section 16.03 will expire unless the Issuer defaults in the payment of the consideration due under this Section 16.03, in which case a Holder may exchange its Notes called for redemption pursuant to this Section 16.03 until such consideration is paid or duly provided for.

Article 17
Miscellaneous Provisions

Section 17.01.  Provisions Binding on Issuer’s and Guarantors’ Successors. All the covenants, stipulations, promises and agreements of the Issuer and the Guarantors contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 17.02.  Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer or the Guarantors shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Issuer or the Guarantors.

Section 17.03.  Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Issuer shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Issuer with the Trustee) to Pernix Ireland Pain Limited, c/o Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, NJ 07960, Attention: General Counsel, or send electronically in .pdf format. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, or sent electronically in .pdf format.

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first-class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Note) if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary.

Section 17.04.  Governing Law; Jurisdiction. THIS INDENTURE, EACH NOTE AND EACH NOTE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05.  Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that the conditions precedent to such action have been satisfied.

Each Officers’ Certificate or Opinion of Counsel, provided for, by or on behalf of the Issuer in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not the conditions precedent to such action have been satisfied; and (d) a statement as to whether or not, in the judgment of such person, such conditions precedent have been satisfied.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Issuer hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.06.  Legal Holidays. In any case where any Interest Payment Date, redemption date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07.  No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08.  Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09.  Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10.  Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,

as authenticating agent, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Signatory

Section 17.11.  Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12.  Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13.  Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15.  Calculations. The Issuer shall be responsible for making all calculations called for under the Notes and the Trustee (acting in any capacity) shall have no liability or responsibility for any calculation hereunder or any bid, quotation, data or information in connection therewith. These calculations include, but are not limited to, determinations of the Stock Price, Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Exchange Values, Daily Settlement Amounts, Capitalized Principal Amount, Capitalization Amount, accrued interest that has not been paid or capitalized on the Notes, and the Exchange Price of the Notes. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder upon the written request of that Holder at the sole cost and expense of the Issuer.

Section 17.16.  USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

PERNIX Ireland Pain Limited, as Issuer

By:	/s/ Graham Miao
Name: Graham Miao
Title: Director

PERNIX THERAPEUTICS HOLDINGS, INC., as Parent and as Guarantor

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

PERNIX HOLDCO 1, LLC, as Guarantor By: Pernix Therapeutics, LLC Its: Sole Member and Sole Manager

By:	/s/ John A. Sedor
Name: John A. Sedor
Title: Manager

PERNIX HOLDCO 2, LLC, as Guarantor By: Cypress Pharmaceuticals, Inc. Its: Sole Member and Sole Manager

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

PERNIX HOLDCO 3, LLC, As Guarantor By: Pernix Therapeutics Holdings, Inc. Its: Sole Member and Sole Manager

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

PERNIX IRELAND LIMITED, as Guarantor

By:	/s/ Graham Miao
Name: Graham Miao
Title: Director

PERNIX THERAPEUTICS LLC, as Guarantor

By:	/s/ John A. Sedor
Name: John A. Sedor
Title: Manager

PERNIX MANUFACTURING LLC, as Guarantor

By:	/s/ John A. Sedor
Name: John A. Sedor
Title: Manager

CYPRESS PHARMACEUTICALS, INC. as Guarantor

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

PERNIX SLEEP, INC., as Guarantor

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

GAINE, INC., as Guarantor

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

RESPICOPEA INC., as Guarantor

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

MACOVEN PHARMACEUTICALS, L.L.C., as Guarantor

By:	/s/ John A. Sedor
Name: John A. Sedor
Title: Manager

HAWTHORN PHARMACEUTICALS, INC., as Guarantor

By:	/s/ K. R. Pina
Name: Kenneth Pina
Title: Corporate Secretary

Wilmington Trust National Association, as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Schedule I

PRODUCTS

Product Name	NDC#	Type	Trade/Sample	Controlled
Cytra 2 Solution	60258-0001-16	Rx	Trade	N/A
Cytra 3 Syrup	60258-0002-16	Rx	Trade	N/A
Cytra K Oral Solution	60258-0003-16	Rx	Trade	N/A
Iron 100 with Vitamin C	60258-0099-01	OTC	Trade	N/A
Iron 100 Plus	60258-0101-01	OTC	Trade	N/A
Rena Vite Tablets	60258-0160-01	OTC	Trade	N/A
Rena Vite Rx Tablets	60258-0161-01	OTC	Trade	N/A
Mag-G 500mg Tablets	60258-0172-01	OTC	Trade	N/A
Prenatal U Capsules	60258-0179-01	OTC	Trade	N/A
Hematinic Plus Vitamins & Minerals	60258-0180-01	OTC	Trade	N/A
Hematinic with Folic Acid	60258-0181-01	OTC	Trade	N/A
Poly Iron 150mg Capsules	60258-0185-01	OTC	Trade	N/A
Poly Iron 150 Forte Capsules	60258-0186-01	OTC	Trade	N/A
Prentatal 19 Chewable Tablets	60258-0197-01	OTC	Trade	N/A
Prenatabs FA Tablets	60258-0190-01	OTC	Trade	N/A
Trinate Tablets	60258-0192-01	OTC	Trade	N/A
Prenatabs Rx Tablets	60258-0193-09	OTC	Trade	N/A
Senna S Tablets 8.6mg	60258-0951-06	OTC	Trade	N/A
Magnesium Oxide 400mg Tablets	60258-0171-01	OTC	Trade	N/A
Ferrous Femarate 324mg Tablet	60258-0182-01	OTC	Trade	N/A
FerroGels Forte Softgel	60258-0189-01	OTC	Trade	N/A
Renal Cap Soft Gels	60258-0162-01	OTC	Trade	N/A
Phos-NaK Powder	60258-0006-01	OTC	Trade	N/A
Prenatal 19 Tablets	60258-0196-01	OTC	Trade	N/A
Cytra K Crystals	60258-0005-01	Rx	Trade	N/A
SF 5000 Plus 51g Paste	60258-0150-01	Rx	Trade	N/A
SF 1.1% Gel 56g	60258-0151-01	Rx	Trade	N/A
Hydrocodone Bitartrate, Chlorpheniramine HCI and PSE	60258-0876-16	Rx	Trade	CII
Zutripro CII 5mg	63717-0876-16	Rx	Trade	CII
ICar-C Plus Tablets	63717-0100-01	OTC	Trade	N/A

I-1

Product Name	NDC#	Type	Trade/Sample	Controlled
ICar Pediatric Suspension	63717-0102-04	OTC	Trade	N/A
Arbinoxa Tablets	63717-0870-01	Rx	Trade	N/A
ICar-C Tablets	63717-0099-01	OTC	Trade	N/A
Eliphos	63717-0910-02	Rx	Trade	N/A
Desvenlafaxine 50mg 30ct	44183-0880-31	Rx	Trade	N/A
Desvenlafaxine 100mg 30ct	44183-0890-31	Rx	Trade	N/A
MacNatal CN DHA	44183-0321-31	Rx	Trade	N/A
Nodolor	44183-0442-01	Rx	Trade	C IV
IDA Capsules	44183-0440-01	Rx	Trade	C IV

I-2

Schedule II

Permitted Debt

1.	The Settlement Agreement and Release dated as of February 6, 2014 with the State of Texas and the Texas Health & Human Services Commission pursuant to which Cypress is required to pay $2 million on each of the first five anniversaries of the date of such Settlement Agreement and Release.

2.	Indebtedness associated with that certain Settlement and License Agreement dated as of July 17, 2012 by and among Somaxon Pharmaceuticals, Inc. (as predecessor to Pernix Sleep, Inc.), ProCom One, Inc., Mylan, Inc., and Mylan Pharmaceuticals, Inc.

3.	Amounts owed to Glaxo Group Limited, GlaxoSmithKline LLC, GlaxoSmithKline Intellectual Property Holdings Limited, and GlaxoSmithKline Intellectual Property Management Limited (collectively, “GSK”) by Pernix Therapeutics Holdings Inc. and Pernix Ireland Limited pursuant to that certain interim settlement agreement between GSK and Pernix Therapeutics Holdings Inc. and Pernix Ireland Limited, originally entered into on July 27, 2015 and as subsequently amended on March 17, 2017 and July 21, 2017

4.	Indebtedness in respect of contingent consideration arising from the asset purchase agreement between Pernix Ireland Limited and Zogenix, Inc. dated as of March 10, 2015.

I-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE Issuer OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON Exchange OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)       TO PERNIX IRELAND PAIN LIMITED (THE “ISSUER”) OR ANY PARENT OR SUBSIDIARY THEREOF;

(B)       PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)       TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D)       UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF

ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE Issuer AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[INCLUDE FOLLOWING LEGEND IF AN AFFILIATE NOTE]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON Exchange OF THIS NOTE, MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)       TO PERNIX IRELAND PAIN LIMITED (THE “ISSUER”) OR ANY PARENT OR SUBSIDIARY THEREOF;

(B)       PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C)       SUCH TRANSFERS AS AGREED TO BY THE Issuer AND ALLOWED UNDER THE SECURITIES ACT TO SUCH TRANSFEREES THAT AGREE IN WRITING TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE Issuer AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[Include the following legend on all Notes that are issued with Original Issue Discount]

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, Pernix Ireland Pain Limited WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE,

(2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CONTROLLER OF Pernix Ireland Pain Limited AT THE ADDRESS SET FORTH IN SECTION 17.03 OF THE INDENTURE.

Pernix Ireland Pain Limited

4.25%/5.25% Exchangeable Senior Notes Due 2022

No. [_____]	Initial Principal Amount $[___________]

CUSIP No. [_______]

(a)                Pernix Ireland Pain Limited, a company organized under the laws of the Republic of Ireland, as issuer (the “Issuer”, which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]1 [_________]2, or registered assigns, the Capitalized Principal Amount hereof based on the Initial Principal Amount set forth above [(or such greater or lesser Initial Principal Amount as shall be specified in the “Schedule of Exchanges of Global Note” attached hereto)]3, including any accrued interest that has not been paid or capitalized to, but excluding, the Maturity Date. Accrued interest on the Notes, including any Additional Interest, shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the number of days elapsed over a 30-day month. The Issuer shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Issuer may, at its option, elect to pay interest on the Notes to the Holder of record on January 1 or July 1, as applicable (the “Regular Record Date”), on each January 15 and July 15 of each year (the “Interest Payment Date”), beginning [ ], 20[ ], (i) by paying an amount in cash on such Interest Payment Date equal to the interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date) on the Capitalized Principal Amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, interest on the Initial Principal Amount), calculated at the rate of 4.25% per annum (plus Additional Interest, if any) (the “All Cash Method”) or (ii) by paying an amount in cash on such Interest Payment Date equal to the interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the Issue Date) on the Capitalized Principal Amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, interest on the Initial Principal Amount), calculated at the rate of 3.00% per annum and increasing the Capitalized Principal Amount of the Notes by the Capitalization Amount for such Interest Payment Date (the “Cash/Capitalization Method”). The Issuer shall elect the method of paying interest on an Interest Payment Date by delivering a notice to the Trustee and the Holders prior to

1 Include if a global note.

2 Include if a physical note.

3 Include if a global note.

the Regular Record Date immediately preceding such Interest Payment Date identifying the method selected, the amount of cash interest to be paid and the Capitalization Amount and new Capitalized Principal Amount. In the absence of such an election with respect to an Interest Payment Date, the Issuer shall be deemed to have elected the All Cash Method. Notwithstanding any other provision of this Indenture, the Issuer shall be deemed to have elected the All Cash Method with respect to interest payable on the Maturity Date, Repayment Triggering Event Redemption Date, or on any Redemption Date.

This is one of the Notes issued under an Indenture dated as of July 21, 2017 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. To the extent permitted by applicable law, in the event of any inconsistency or conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Issuer. This Note is guaranteed as set forth in the Indenture.

The Issuer shall pay interest on this Note at the rate per annum, at the times and in the manner set forth in the Indenture.

Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Issuer, at its election, in accordance with Section 2.03(c) of the Indenture.

The Issuer shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Issuer shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PERNIX Ireland Pain Limited, as Issuer

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Pernix Ireland Pain Limited
4.25%/5.25% Exchangeable Senior Notes Due 2022

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 4.25%/5.25% Exchangeable Senior Notes Due 2022 (the “Notes”), initially in an aggregate Initial Principal Amount of $36,242,500 all issued or to be issued under and pursuant to an Indenture dated as of July 21, 2017 (the “Indenture”), among the Issuer, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. The Notes include (i) $36,242,500 aggregate Initial Principal Amount of the Issuer’s 4.25%/5.25% Exchangeable Senior Notes due 2022 issued under the Indenture on July 21, 2017 (herein called “Initial Notes”) and (ii) if and when issued in accordance with Section 2.10 of the Indenture, additional 4.25%/5.25% Exchangeable Senior Notes due 2022 of the Issuer that may be issued from time to time under the Indenture subsequent to July 21, 2017 (herein called “Additional Notes”). Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate Initial Principal Amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the Capitalized Principal Amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate Initial Principal Amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate Initial Principal Amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or Holdings (as applicable), which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued interest that has not been paid or capitalized on, and the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 Initial Principal Amount and integral multiples of $1.00 thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate Initial Principal Amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are subject to redemption at the Issuer’s option, in whole or in part, if the Last Reported Sale Price of the Common Stock has been at least 120% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides written notice of redemption. The Notes are not subject to any sinking fund.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is equal to $1,000 Initial Principal Amount or an integral multiple of $1.00 thereof into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Exchange Price specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Physical Notes shall have all the rights set forth in the Registration Rights Agreement dated as of July 21, 2017, among the Issuer and the other parties named on the signature pages thereof.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A4

SCHEDULE OF EXCHANGES OF NOTES

Pernix Ireland Pain Limited
4.25%/5.25% Exchangeable Senior Notes Due 2022

The Initial Principal Amount of this Global Note is ___________DOLLARS ($[ ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in Initial Principal Amount of this Global Note	Amount of increase in Initial Principal Amount of this Global Note	Initial Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

4 Include if a global note.

A-1

ATTACHMENT 1

[FORM OF NOTICE OF Exchange]

Pernix Ireland Pain Limited
4.25%/5.25% Exchangeable Senior Notes Due 2022

To:

Pernix Ireland Pain Limited
c/o Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, NJ 07960

Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, NJ 07960

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Pernix Ireland Pain Limited, Administrator

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 Initial Principal Amount or an integral multiple of $1.00 thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

1

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

__________________________

(Name)

__________________________

(Street Address)

__________________________

(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all):
$__________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_______________________________

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Pernix Ireland Pain Limited
4.25%/5.25% Exchangeable Senior Notes Due 2022

To:

Pernix Ireland Pain Limited

c/o Pernix Therapeutics Holdings, Inc.

10 North Park Place, Suite 201

Morristown, NJ 07960

Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, NJ 07960

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Pernix Ireland Pain Limited, Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Pernix Ireland Pain Limited (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 Initial Principal Amount or an integral multiple of $1.00 thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date, any accrued interest that has not been paid or capitalized thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

1

Social Security or Other Taxpayer
Identification Number

Initial Principal Amount to be repaid
(if less than all):
$__________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Pernix Ireland Pain Limited
4.25%/5.25% Exchangeable Senior Notes Due 2022

For value received, _____________________ hereby sell(s), assign(s) and transfer(s) unto ______________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________________ attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Pernix Ireland Pain Limited, its parent or a subsidiary thereof; or

☐	Pursuant to, and in accordance with, a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended (including, if available, the exemption provided by Rule 144 under the Securities Act of 1933, as amended).

1

Dated:

Signature(s)

 Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

Pernix Ireland Pain Limited,

The Guarantors Party Hereto

and

Wilmington Trust, National Association,
as Trustee

4.25%/5.25% Exchangeable Senior Notes due
2022

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among Pernix Ireland Pain Limited a company organized under the laws of the Republic of Ireland (the “Issuer”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each, an “Undersigned”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of July 21, 2017 (the “Indenture”), relating to the Issuer’s 4.25%/5.25% Exchangeable Senior Notes due 2022 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any newly acquired or created Subsidiaries of the Issuer to provide Note Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and is not responsible for any recital or statement herein.

II-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PERNIX Ireland Pain Limited, as Issuer

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee
By:
Name:
Title:

2